Exhibit 2.1
                                                               Execution Version

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (as amended or supplemented from time to time, this "Agreement") is hereby made this 7th day of March, 2005 by and among WE THE PEOPLE FORMS AND SERVICE CENTERS USA, INC., a California corporation (the "Seller"), IRA DISTENFIELD ("Ira") and LINDA DISTENFIELD ("Linda," and together with Ira, the "Shareholders," and each individually, a "Shareholder"), and WTP ACQUISITION CORP., a Delaware corporation (the "Purchaser") and, solely for purposes of Section 13.3, DOLLAR FINANCIAL GROUP, INC., a New York corporation (the "Guarantor").

                             PRELIMINARY STATEMENTS

     The Seller is engaged in the business of operating and granting to third parties the right, license or franchise to develop or operate independent legal document preparation services businesses utilizing the "We the People" system and providing documentation preparation services to such third parties. The Seller proposes to extend its business to include the creation, distribution and sale of books and other materials pertaining to legal matters. The Shareholders own one hundred percent (100%) of the issued and outstanding shares of the Seller's capital stock. The Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller the Purchased Assets. Except for the Assumed Liabilities, the Purchaser is assuming none of the Seller's Liabilities.

     IN CONSIDERATION of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings herein specified:

     1.1  "Accounting  Firm" shall have the meaning set forth in Section 2.8(c).
                                                                ----------------

     1.2 Reserved.
         ---------

     1.3 "Accounts Receivable" shall mean all of Seller's accounts receivables, notes receivable, instruments, drafts, acceptances and other forms of receivables and all rights earned under Seller's Franchising Contracts and any other Contracts to sell goods or render services.

     1.4 "Affiliate" shall mean, with respect to any Person specified: (i) any Person that directly or indirectly through one or more intermediaries controls, is controlled by or under common control with the Person specified; (ii) any director, officer, or Subsidiary of the Person specified; and (iii) the spouse, parents, children, siblings, mothers-in-law, fathers-in law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law of the Person specified, whether arising by blood, marriage or adoption, and any Person who resides in the specified Person's

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home.  For purposes of this  definition  and without  limitation to the previous sentence, (x) "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person, whether through ownership of voting securities, by contract or otherwise, and (y) any Person beneficially owning, directly or indirectly, more than ten percent (10%) or more of any class of voting securities or similar interests of another Person shall be deemed to be an Affiliate of that Person.

     1.5  "Affiliate  Transaction"  shall have the  meaning set forth in Section
3.21.                                                                    -------
----

     1.6 "Affiliated Accounts Receivable" shall mean all Accounts Receivable owing from any Affiliate of the Seller or either Shareholder including, without limitation, Accounts Receivable arising in connection with any Franchising Contract with such Affiliate or any other Contract with such Affiliate to sell goods or render services pursuant to the franchise relationship between the Seller and such Affiliate.

     1.7 "American Express Computer Lease" shall mean the Master Lease Agreement # 779254/832896 between American Express Business Finance Corporation and the Seller, dated July 25, 2003, together with Equipment Schedule to Master Agreement, dated July 25, 2003, and Software Addendum, dated July 25, 2003.

     1.8 "Assigned Contracts" shall mean (a) all Franchising Contracts; (b) all Real Property Leases identified as an Assigned Contract on Schedule 3.12(b); (c) the Publication Agreements; (d) the Loberg Agreements; (e) the Solow Agreements;
(f) the American Express Computer Lease; (g) the Colonial Pacific Computer Lease; and (h) any other Material Contracts identified as an Assigned Contract on Schedule 3.14(a).

     1.9 "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement to be executed and delivered by and between the Purchaser and the Seller in the form attached to this Agreement as Exhibit A.

     1.10  "Assumed  Liabilities"  shall have the  meaning  set forth in Section
2.10.                                                                    -------
----

     1.11 "Audit Expenses" shall have the meaning set forth in Section 13.6.
                                                                ------------

     1.12 "Base Period" shall mean the First Base Period or the Second Base Period, as applicable.

     1.13 "Bill of Sale" shall mean the Bill of Sale to be executed and delivered by the Seller to the Purchaser in the form attached to this Agreement as Exhibit B.

     1.14 "Books and Records" shall mean all records, documents, lists and files, relating to any of the Purchased Assets, the Assumed Liabilities, and the Business including, without limitation, price lists, lists of accounts, customers, suppliers and personnel, all product, business and marketing plans, historical sales data and all books, files and business records (including, without limitation, all financial records and books of account) of or relating to any of the Purchased Assets, the Assumed Liabilities, and the Business; in any of the foregoing cases, whether in electronic form or otherwise.

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



     1.15 "Business" shall mean the business of (a) operating and granting to third parties the right, license or franchise to develop or operate independent legal document preparation services businesses utilizing the "We the People" system, (b) providing documentation preparation services to such third parties and (c) creating, distributing and selling books and other works of authorship in any form of media pertaining to legal matters.

     1.16 "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the New York Stock Exchange does not conduct regular trading.

     1.17 "Cap" shall have the meaning set forth in Section 9.5(c).
                                                    --------------

     1.18 "Cash Consideration" shall have the meaning set forth in Section 2.3.
                                                                    -----------

     1.19 "Claim Notice" shall have the meaning set forth in Section 9.4(b).
                                                             --------------

     1.20  "CLC  Agreements"  shall  mean the  following  Contracts:  (a)  Joint
Marketing Program Agreement, dated May 30, 2003, between the Seller and CLC Incorporated; (b) Distributor License Agreement, dated June 5, 2003, between the Seller and CLC Incorporated; and (c) Contract for Services, dated may 30, 2003, between the Seller and CLC Incorporated.

     1.21 "Closing" shall have the meaning set forth in Section 7.1.
                                                        -----------

     1.22 "Closing Date" shall mean the date on which the Closing actually takes place.

     1.23 "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.24 "Colonial Pacific Computer Lease" shall mean the Lease Agreement #341372001 between GE Capital Colonial Pacific Leasing, as successor/assignee of MSM Capital Corporation, dated January 23, 2001, together with Schedule 1 thereto, dated January 23, 2001, as amended by the Lease Addendum, dated January 26, 2001.

     1.25 "Confidential Information" shall mean, (i) with respect to any party to this Agreement or any Affiliate of such party, all financial, technical, commercial or other information disclosed or otherwise made available by such party or such Affiliate (the "Discloser") to another party (the "Recipient") in connection with the Transactions (ii) the fact or substance of the Transactions and (iii) each of the terms, conditions and other provisions contained in this Agreement and in the other Transaction Documents. Notwithstanding the preceding sentence, the definition of Confidential Information shall not include any information that (i) is in the public domain at the time of disclosure to the Recipient or becomes part of the public domain after such disclosure through no fault of the Recipient, (ii) is already in the possession of the Recipient at the time of disclosure to such Recipient, as demonstrated by Recipient's records prior to such time of disclosure, (iii) is properly disclosed to the Recipient by any Person other than the Discloser or any of the Discloser's representatives; provided, that the Recipient does not have actual knowledge that such Person is prohibited from disclosing such
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
information (either by reason of contractual, or legal or fiduciary duty or obligation) or (iv) is proven by the Recipient to have been developed independently by any party without the use of any Confidential Information.

     1.26   "Consents"   shall   mean   any   consents,    waivers,   approvals,
authorizations, or certifications from any Person or under any Contract, Organizational Document or Requirement of Law, as applicable.

     1.27 "Contingent Consideration" shall have the meaning set forth in Section
2.8.                                                                     -------
---
     1.28 "Contingent Consideration Dispute Period" shall have the meaning set forth in Section 2.8(c).
         --------------

     1.29 "Contracts" shall mean any indentures, indebtedness, contracts, leases, agreements, instruments, licenses, undertakings and other commitments, whether written or oral.

     1.30 "Copyright Assignment" shall mean the Copyright Assignment to be executed and delivered between the Seller and the Purchaser in the form attached to this Agreement as Exhibit C.

     1.31 "Copyrights" shall mean all copyrights, copyrightable works, mask works and databases, including, without limitation, any Software, Internet web-sites and the content thereof, and any other works of authorship, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same including all reissues, extensions and renewals thereto, and all moral rights thereto under the laws of any jurisdiction.

     1.32 "DFC" shall mean Dollar Financial Corp., a Delaware corporation.

     1.33 "DFC Common Stock" shall mean the common stock of DFC, par value $0.001 per share.

     1.34 "Employee Benefit Plan" shall mean any deferred compensation, pension, profit sharing, stock option, stock purchase, savings, group insurance or retirement plan, and all vacation pay, severance pay, incentive compensation, consulting, bonus and other employee benefit or fringe benefit plans or arrangements maintained by the Seller or any ERISA Affiliate (including, without limitation, health insurance, life insurance and other benefit plans maintained for retirees) within the previous six plan years or with respect to which contributions are or were (within such six year period) made or required to be made by the Seller or any ERISA Affiliate or with respect to which the Seller has any liability.

     1.35 "Employment Agreements" shall mean (a) the Employment Agreement to be executed and delivered by and between Ira and the Purchaser in the form attached to this Agreement as Exhibit D-1 and (b) the Employment Agreement to be executed and delivered by and between Linda and the Purchaser to be executed in the form attached to this Agreement as Exhibit D-2.

     1.36 "Encumbrances" shall mean any security interests, liens, encumbrances, pledges, mortgages, conditional or installment sales Contracts, title retention Contracts, transferability restrictions and other claims or burdens of any nature whatsoever.

     1.37 "Environmental Laws" shall mean all Requirements of Law relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land, or surface or subsurface strata) including, without limitation, Requirements of Law relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment and Requirements of Law relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any of the foregoing including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et. seq., and the rules and regulations promulgated thereunder, all as amended and supplemented from time to time, and together with any successors thereto. As used in this Agreement, the term "hazardous substances" shall have the meaning assigned to that term in CERCLA, and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.38 "Environmental Liabilities" shall mean any and all Liabilities arising under Environmental Laws in connection with or in any way relating to the Seller, its Affiliates and predecessors, or the Business, Purchased Assets or Real Property (including historical conditions), whether contingent or fixed, actual or potential, known or unknown, in any case, other than to the extent arising from or relating to any actions or conditions which first occur or exist after the Closing Date with respect to the Purchaser's conduct of the Business, ownership of the Purchased Assets or operation of the Leased Real Property.

     1.39 "ERISA" shall mean the Employment Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.40 "ERISA Affiliate" shall mean any Person that is included with the Seller in a controlled group or affiliated service group under Sections 414(b),
(c), (m) or (o) of the Code.

     1.41 "Escrow Agent" shall mean U.S. Bank, National Association.

     1.42 "Escrow Agreement" shall mean the Escrow Agreement to be executed and delivered by and among Purchaser, Guarantor, Seller, Shareholders, and Escrow Agent in the form attached to this Agreement as Exhibit E.

     1.43  "Escrow   Amount"  shall  have  the  meaning  set  forth  in  Section
2.5(a)(ii).                                                              -------
----------

     1.44 "Excluded Assets" shall have the meaning set forth in Section 2.2.
                                                                -----------

     1.45  "Excluded  Contracts"  shall  have the  meaning  set forth in Section
2.2(d).                                                                  -------
------
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
     1.46  "Financial  Statements"  shall have the  meaning set forth in Section
3.10(a).                                                                 -------
-------

     1.47 "First Base Period" shall mean the twelve (12) month period ending on January 31, 2005.

     1.48 "First Measurement Period" shall mean the twelve (12) month period beginning on the first day of the month next succeeding the month after which the Purchaser has obtained registrations for the offer and sale of franchises using the WTP Trademark in all states which, under their respective Franchising Laws, require such registrations and for which the Seller has a current registration.

     1.49  "Form  Franchising  Contracts"  shall have the  meaning  set forth in
Section 3.14(b).
---------------

     1.50 "Franchising Contracts" shall mean all presently outstanding and unexpired Contracts pursuant to which the Seller grants to any other Person any right, license or right to license, option or right of first refusal or negotiation to operate franchises and businesses using any of the Seller's Trademarks.

     1.51 "Franchising Laws" shall mean all Requirements of Law which govern the offer, sale, operation, advertisement, renewal or termination of franchises including, without limitation, the Federal Trade Commission Rule entitled "Disclosure Requirements and Prohibition Concerning Franchising and Business Opportunity Ventures" and all state franchise disclosure and registration acts, franchise termination laws and franchise rights laws, and business opportunity laws.

     1.52 "Franchise Repurchase  Agreements" shall mean the following Contracts:
(a) Agreement of Sale, dated as of November 5, 2003, by and among Seller, Achtel Enterprises, Inc., Roland Achtel, and Shannon Achtel, as amended and supplemented by the Purchase Agreement, dated as of February 16, 2004, among the Seller, Ira, Achtel Enterprises, Inc., Roland Achtel, and Shannon Achtel; (b) Agreement of Sale, dated as of December 4, 2003, by and among Seller, Achtel Enterprises, Inc., Roland Achtel, and Shannon Achtel, as amended and supplemented by Purchase Agreement, dated as of February 16, 2004, among the Seller, Ira, Achtel Enterprises, Inc., Roland Achtel, and Shannon Achtel; (c) Agreement of Sale, dated July 5, 2002, between the Seller and Guadalupe Carrillo and Carmen Hernandez; (d) letter/e-mail correspondence from the Seller to Olivia Moore, undated (whereby Seller agreed to refund the $69,500 originally paid to Seller, plus and additional $10,000 in interest, at the rate of $5,000 per month, beginning on May 10, 2004 and on the 10th day of each month thereafter until the amount of $79,500 is paid in full; (e) Agreement of Sale, dated August 8, 2004, among the Seller and Michael Timothy Motley and Kristin Rae Motley; (f) Agreement of Sale, dated August 24, 2004, among the Seller and Thomas James Goehring; (g) verbal agreement between Seller and William Bird (whereby Seller agreed to refund the $44,750 franchise fee at the rate of $5,000 per month, with a current unpaid balance of $24,750); (h) Agreement of Sale, dated November 21, 2003, as amended in writing as of November 24, 2003, between the Seller and Phillips Document Services, Inc., as verbally amended to allow the Seller to continue to make payments in lieu of payment upon the sale of the applicable "We The People" center; and (i) Sales Agreement and
                                        6

Release, dated as of January 11, 2002, by and among Seller, Ira, Linda, WTP Florida, LLC, WTP Marketing, LLC, WTP Media, LLC, WTP Service and Support, LLC, WTP Florida Investor, LLC, Joel Stender, and Geoffrey Gempeler, as amended by the First Amendment to Sales Agreement and Release, dated April 15, 2003, among the Seller, Ira, Linda, WTP Florida LLC, Joel Stender and Geoffrey Gempeler.

     1.53 "Franchise Repurchase Obligations" shall have the meaning set forth in
Section 2.10(b).
---------------

     1.54 "GAAP" shall mean generally accepted accounting principles in the United States.

     1.55 "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the government of the United States or of any foreign country, any state or any political subdivision of any such government (whether state, provincial, county, city, municipal or otherwise).

     1.56 "Guaranteed  Obligations"  shall have the meaning set forth in Section
13.3.                                                                    -------
----

     1.57 "Indemnifiable Losses" shall mean all losses, liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses, including, without limitation, the actual costs paid in connection with an Indemnified Party's investigation and evaluation of any claim or right asserted against such Indemnified Party and all reasonable attorneys', experts' and accountants' fees, expenses and disbursements and court costs including, without limitation, those incurred in connection with the Indemnified Party's enforcement of this Agreement and the indemnification provisions of
Article 9 of this Agreement.

     1.58 "Indemnified Party" shall mean any Purchaser Indemnified Party or any Seller Indemnified Party, as applicable.

     1.59  "Indemnifying  Party"  shall  have the  meaning  set forth in Section
9.4(a).                                                                  -------
------

     1.60 "Indemnity Notice" shall have the meaning set forth in Section 9.4(a).
                                                                 --------------

     1.61 "Intellectual Property" shall mean the Owned Intellectual Property and the Licensed Intellectual Property.

     1.62  "Interim  Financial  Statements"  shall have the meaning set forth in
Section 3.10(b).
---------------

     1.63 "Inventory" shall mean all inventories of supplies, work-in-process and finished goods which are used in the conduct of the Business or which are held for sale by the Seller.

     1.64 "IRS" shall mean the Internal Revenue Service or any successor organization thereto.

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
     1.65 "Knowledge" shall mean, with respect to any representation or warranty made by any Seller or Shareholder in this Agreement that is qualified by such party's "Knowledge", the actual knowledge of any one or more of the following individuals: Ira, Linda, Jason Searns, William L. Wagner, Creig Alan Dolge, Jennifer Lyons, and Harris R. Sherline.

     1.66  "Leased  Real  Property"  shall have the meaning set forth in Section
3.12(b).                                                                 -------
-------

     1.67 "Legal Proceeding" shall mean any action, suit, arbitration, claim or investigation by or before any Governmental or Regulatory Authority, any arbitration or alternative dispute resolution panel, or any other legal, administrative or other proceeding.

     1.68 "Liabilities" shall mean all obligations and liabilities including, without limitation, direct or indirect indebtedness, guaranties, endorsements, claims, losses, damages, deficiencies, costs, expenses, or responsibilities, in any of the foregoing cases, whether fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, or secured or unsecured.

     1.69 "Licensed Intellectual Property" shall mean all Copyrights, Patents, Trademarks, technology rights and licenses, trade secrets, know-how, inventions, methods, techniques and other intellectual property used by the Seller other than the Owned Intellectual Property.

     1.70 "Loberg Agreements" shall mean the following Contracts: (a) Agreement, effective July 19, 2004, between the Seller and Kristin A. Loberg with respect to an original work tentatively titled "We The People's Step-by-Step Guide to Bankruptcy"; (b) Agreement, effective July 19, 2004, between the Seller and Kristin A. Loberg with respect to an original work tentatively titled "We The People's Estate Planning Handbook"; and (c) Agreement, effective September 13, 2004, between the Seller and Kristin A. Loberg with respect to an original work tentatively titled "We The People's Step-by-Step Guide to Divorce".

     1.71 "Material Adverse Effect" shall mean any material adverse effect on or change in any of the Business, the Purchased Assets or the Assumed Liabilities, in each case taken as a whole; provided, that any such effects directly resulting from (a) the announcement of this Agreement or the Transactions or (b) any changes in general economic, regulatory or political conditions shall not be considered a Material Adverse Effect.

     1.72  "Material  Contract"  shall  have the  meaning  set forth in  Section
3.14(a).                                                                 -------
-------

     1.73 "Measurement Period" shall mean the First Measurement Period or the Second Measurement Period, as applicable.

     1.74 "Name" shall have the meaning set forth in Section 11.3.
                                                     ------------

     1.75 "Noncompetition, Nonsolicitation and Confidentiality Agreements" shall mean (a) the Noncompetition, Nonsolicitation and Confidentiality Agreement to be executed and delivered by and between the Purchaser and the Seller in the form attached to this Agreement as Exhibit F-1, and (b) the Noncompetition, Nonsolicitation and Confidentiality Agreement to be
     executed and delivered by and between the Purchaser and each of Ira and Linda in the forms attached to this Agreement as Exhibit F-2 and Exhibit F-3, respectively.

     1.76 "Notice of Contingent Consideration Dispute" shall have the meaning set forth in Section 2.8(c).
             --------------

     1.77 "Organizational Documents" shall mean, with respect to any Person, such Person's articles or certificate of incorporation, by-laws or other governing or constitutive documents, if any.

     1.78 "Owned Intellectual Property" shall mean all Copyrights, Patents, Trademarks, technology, trade secrets, know-how, inventions, methods, techniques and other intellectual property owned by the Seller.

     1.79  "Owned  Real  Property"  shall have the  meaning set forth in Section
3.12(a).                                                                 -------
-------

     1.80 "Order" shall mean any judgment, order, writ, decree, injunction or other determination whatsoever of any Governmental or Regulatory Authority or any other entity or body whose finding, ruling or holding is legally binding or is enforceable as a matter of right (in any case, whether preliminary or final and whether voluntarily imposed or consented to).

     1.81 "Patents" shall mean patents and patent applications (including, without limitation, provisional applications, utility applications and design applications), including, without limitation, reissues, patents of addition, continuations, continuations-in-part, substitutions, additions, divisionals, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions and the like, any foreign or international equivalent of any of the foregoing, and any domestic or foreign patents or patent applications claiming priority to any of the above.

     1.82 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor organization thereto.

     1.83 "Permits" shall mean all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, rights, orders, qualifications and similar rights or approvals granted or issued by any Governmental or Regulatory Authority relating to either or both of the Purchased Assets or the Business.

     1.84  "Person"  shall  mean  any  natural  person,   corporation,   general
partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity, or other form of business organization or any Governmental or Regulatory Authority whatsoever.

     1.85 "Pre-March Processing Receivables" shall mean all Accounts Receivable earned by the Seller under the Seller's Franchising Contracts on account of document preparation services provided by the Seller to its franchisees on or before February 28, 2005.

     1.86 "Prepaid Expenses" shall mean, as of any date of determination, payments made by the Seller with respect to the Business that constitute prepaid expenses of the Business in accordance with GAAP consistently applied as of such date.

     1.87 "Publication Agreements" shall mean the following Contracts: (a) Agreement, dated August 10, 2004, between the Seller, care of Solow Literary Enterprises, Inc. and John Wiley & Sons, Inc., with respect to a Work written by Ira Distenfield and Linda Distenfield tentatively titled "We The People's Step-by-Step Guide to Bankruptcy"; (b) Agreement, dated August 12, 2004, between the Seller, care of Solow Literary Enterprises, Inc. and John Wiley & Sons, Inc., with respect to a Work written by Ira Distenfield and Linda Distenfield tentatively titled "We The People's Estate Planning Guide: A Step-by-Step Guide to Creating a Will and Living Trust"; and (c) Agreement, dated October 18, 2004, between the Seller, care of Solow Literary Enterprises, Inc., and John Wiley & Sons, Inc. with respect to a Work written by Ira Distenfield and Linda
Distenfield tentatively titled "We The People's Guide to Divorce: A Do-It-Yourself Plan for Negotiating with Your Spouse".

     1.88 "Purchased Assets" shall have the meaning set forth in Section 2.1.
                                                                 -----------

     1.89 "Purchaser Affiliated Entity" shall mean any Person that is a direct or indirect Subsidiary of DFC.

     1.90  "Purchaser  Indemnified  Parties" shall have the meaning set forth in
Section 9.1.
-----------

     1.91 "Purchaser Total Revenue" shall mean, with respect to any Measurement Period, the total revenue recognized by the Purchaser or any Purchaser Affiliated Entity during such Measurement Period, as calculated and determined in accordance with GAAP, as a result of: (a) the sale or provision by the Purchaser or any Purchaser Affiliated Entity to any Person of any products or document preparation services of the type offered by the Seller as of the date of this Agreement or any books which the Seller is actively contemplating to be made available for distribution during 2005 pursuant to the Publication Agreements; (b) the grant by the Purchaser or any Purchaser Affiliated Entity during such Measurement Period to any Person of any right, license or right to license, option or right of first refusal or negotiation to operate franchises or businesses using the WTP Trademark or any confusingly similar trademark or service mark; (c) the grant by the Purchaser or any Purchaser Affiliated Entity during such Measurement Period to any licensed franchisee under a Franchising Contract in effect as of the Closing Date of any right, license or right to license, option or right of first refusal or negotiation to operate franchises using any of the Purchaser's or any Purchaser Affiliated Entity's trademarks, service marks, trade names, and fictitious names, whether registered or unregistered; or (d) the sale or provision of any of the Purchaser's or any Purchaser Affiliated Entity's products or services (other than products and services of the type described in clause (a) above) through any "We The People" center which is (i) in operation as of the Closing Date, and (ii) operated by the Purchaser, any Purchaser Affiliated Entity, or any licensed franchisee under a Franchising Contract in effect as of the Closing Date.

     1.92 "Real Property" shall mean the Leased Real Property and the Owned Real Property.

     1.93 "Regulatory Approvals" shall mean all Consents from all Governmental or Regulatory Authorities.

     1.94 "Related and Incidental Assets" shall mean the Business as a going concern and the Seller's goodwill; all deposits and prepayments for goods or services purchased or to be purchased by the Seller (other than deposits and prepayments relating to services provided in connection with the negotiation, preparation, execution and delivery of this Agreement); all customer lists and records; all sales data; all restricted covenants prohibiting competition, solicitation of employees, vendors, suppliers, customers, agents and independent contractors, and the use and disclosure of confidential information and similar covenants which run in favor of the Seller; all Encumbrances on the assets of others; suppliers' lists and records; all Books and Records owned by the Seller; all catalogues, brochures, art work, photographs and advertising and marketing materials owned by the Seller; and all other property and rights of every kind or nature owned by the Seller, in any of the foregoing cases, other than to the extent comprising a part of the Excluded Assets.

     1.95 "Requirement of Law" shall mean any provision of law, statute, treaty, rule, regulation, ordinance or pronouncement having the effect of law, and any Order.

     1.96 "Retained Franchising Contracts Liabilities" shall mean all Liabilities arising under or in connection with any Franchising Contract with respect to any one or more of the following: (a) any obligation (other than the Franchise Repurchase Obligations) to repay or refund any franchising fee or other amount paid by a Person to obtain rights to any territory or any obligation to repurchase any territory or rights from any Person including, without limitation, those obligations specified on Schedule 3.28(m); (b) any obligation to pay all or any portion of any expenses of any Person other than on account of the advertising commitments specified on Schedule 3.28(g); (c) any obligation to pay any portion of any revenue to, or otherwise share any revenue with, any Person other than the obligation to pay a portion of the proceeds received as a result of internet sales to a customer located within a franchisee's exclusive territory (but only to the extent that such obligation to pay a portion of internet proceeds is expressly set forth in the Form Franchising Contract in effect at the time such franchisee entered into its Franchising Contract); (d) any obligation to be responsible for the payment or performance of any obligation incurred for or on behalf of any Person, whether for any loan, line of credit, lease or other obligation of such Person including, without limitation, those obligations listed on Schedule 3.28(i); (e) any obligation with respect to the purchase, sale or transfer of any ownership interest in any Person; and (f) any obligation to operate any "We The People" center or franchise.

     1.97  "Retained  Liabilities"  shall have the  meaning set forth in Section
2.11.                                                                    -------
----

     1.98 "Revenue Statement" shall have the meaning set forth in Section 2.8.
                                                                  -----------

     1.99 "Second Base Period" shall mean the First Measurement Period.

     1.100 "Second Measurement Period" shall mean the twelve (12) month period which immediately follows the First Measurement Period.

     1.101 "Securities Act" shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended and supplemented from time to time, or any successors thereto.

     1.102  "Seller  Balance  Sheet" shall have the meaning set forth in Section
3.11.                                                                    -------
----

     1.103  "Seller  Indemnified  Parties"  shall have the  meaning set forth in
Section 9.2.
-----------

     1.104 "Seller Total Revenue" shall mean, with respect to the First Base Period, Sixteen Million Six Hundred Thousand Dollars ($16,600,000), which amount represents an agreed upon estimate of the total revenue that will be recognizable by the Seller during the First Base Period, as calculated and determined in accordance with GAAP, as a result of (a) the sale or provision by the Seller to any Person of any products or document preparation services of the type offered by the Seller as of the date of this Agreement; (b) the grant by the Seller during the First Base Period to any Person of any right, license or right to license, option, or right of first refusal or negotiation, to operate franchises and businesses using the WTP Trademark.

     1.105 "Software" shall mean all software programs, including all versions of source code, object code, assembly language, compiler language, machine code, and all other computer instructions, code, and languages embodied in computer software of any nature whatsoever and whether for use in or in conjunction with a mainframe computer, personal computer (desk top, lap top or hand held), personal digital assistant or any other programmable hardware or device, computer systems, computer hardware, network infrastructure and related equipment, and all error corrections, updates, upgrades, enhancements, translations, modifications, adaptations, further developments, derivative works thereto, and other changes or functionality additions of any kind; and all designs and design documents (whether detailed or not), technical summaries, and documentation (including flow charts, logic diagrams, white papers, manuals, guides and specifications), firmware and middleware associated with the foregoing.

     1.106 "Solow Agreements" shall mean the following Contracts: (a) letter agreement, dated July 8, 2004, among the Seller, Ira, Linda and New Media Advertising, Inc. dba Solow Literary Enterprises, Inc. with respect to Solow Literary Enterprises, Inc.'s service as the Sellers, Ira, and Linda's literary agent with respect to a book tentatively titled "We the People's Step-by-Step Guide to Bankruptcy"; (b) oral agreement, dated on or about July 8, 2004, among the Seller, Ira, Linda and New Media Advertising, Inc. dba Solow Literary Enterprises, Inc. with respect to Solow Literary Enterprises, Inc.'s service as the Sellers, Ira, and Linda's literary agent with respect to a book tentatively titled "We the People's Estate Planning Handbook," the terms and conditions of which are identical to the terms and conditions of the letter agreement identified in Section 1.106(a); and (c) oral agreement, dated on or about September 13, 2004, among the Seller, Ira, Linda and New Media Advertising, Inc. dba Solow Literary Enterprises, Inc. with respect to Solow Literary Enterprises, Inc.'s service as the Sellers, Ira, and Linda's literary agent with respect to a book tentatively titled "We the People's Step-by-Step Guide to Divorce," the terms and conditions of which are identical to the terms and conditions of the letter agreement identified in Section 1.106(a).

     1.107 "Stipulated Judgment" shall mean the Stipulated Judgment and Order for Permanent Injunction entered against the Seller in the United States District Court for the Central District of California, Western Division, on December 17, 2004, Civil Document for Case Number: 2: 04-CV-10075-GHK-FMO.

     1.108  "Stock  Consideration"  shall have the  meaning set forth in Section
2.3.                                                                     -------
----
     1.109 "Subsidiary" shall mean, with respect to any specified Person, any other Person of which securities or other interests having (a) ordinary voting power to select a majority of the board of directors or other persons serving similar functions or (b) the right to receive at least fifty percent (50%) of the profits and earnings or aggregate equity value are at the time directly or indirectly owned by such specified Person.

     1.110 "Tax Returns" shall mean any declaration, return, report, estimate, information return, schedule, statements or other document filed or required to be filed in connection with the calculation, assessment or collection of any Taxes or, when none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority.

     1.111 "Taxes" shall mean (i) any tax, charge, fee, levy or other assessment including, without limitation, any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, payroll, employment, social security, unemployment, excise, estimated, stamp, occupancy, occupation, property or other similar taxes, including any interest or penalties thereon, and additions to tax or additional amounts imposed by any federal, state, local or foreign governmental authority, domestic or foreign or (ii) any Liability for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treasury Regulation ss.1.1502-6 or comparable Requirement of Law.

     1.112  "Third  Party  Claim"  shall have the  meaning  set forth in Section
9.4(b).                                                                  -------
------

     1.113 "Trademark Assignment" shall mean the Trademark Assignment to be executed and delivered between the Seller and the Purchaser in the form attached to this Agreement as Exhibit G.

     1.114 "Trademarks" shall mean trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, uniform resource locators (URLs), domain names, trade dress, any other names and locators associated with the Internet, other source of business identifiers, whether registered or unregistered and whether or not currently in use, and registrations, applications to register and all of the goodwill of the business related to the foregoing.

     1.115 "Transaction Documents" shall mean, collectively, this Agreement, the Assignment and Assumption, the Bill of Sale, the Copyright Agreement, the Employment Agreements, the Escrow Agreement, the Noncompetition, Nonsolicitation and Confidentiality Agreements, the Trademark Assignment, and such other agreements and instruments that are executed and delivered by the Seller, the Purchaser, the Shareholders, the Seller's Affiliates or any of them at the Closing to effectuate the sale and purchase of the Purchased Assets and the
                                       13
assumption of the Assumed Liabilities and the other transactions contemplated hereby and thereby.

     1.116 "Transactions" shall mean the transactions contemplated by the Transaction Documents.

     1.117 "Transfer Taxes" shall mean any applicable documentary, sales, use, filing, transfer and similar Taxes payable as a result of the Transactions.

     1.118 "Wiley Amounts" shall mean the aggregate amount of any payments made or to be made at any time after January 1, 2005 pursuant to any of the Publication Agreements.

     1.119 "WTP Trademark" shall mean the United States trademark "WE THE PEOPLE" and design, Registration No. 2,075,797 (paralegal and computerized legal document preparation in Class 42).

                                    ARTICLE 2
                   SALE AND PURCHASE OF ASSETS; CONSIDERATION;
                            ASSUMPTION OF LIABILITIES

     2.1 Agreement to Sell and Purchase Assets. In accordance with the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer, assign and deliver to Purchaser, free and clear of all Encumbrances, other the Assumed Liabilities, and Purchaser shall purchase, acquire and accept from the Seller, upon delivery from Purchaser to Seller of the Cash Consideration and the Stock Consideration, all right, title and interest of the Seller in and to all of the assets, properties and rights, other than the Excluded Assets, owned, held or used by the Seller in the conduct of the Business as of the Closing, including, without limitation, the following assets (collectively, the "Purchased Assets"):
         (a) All Assigned Contracts;

         (b) All Owned Intellectual Property;

         (c) All of the interest of the Seller in the Licensed Intellectual Property;

         (d) All Inventory;

         (e) All of the interest of the Seller in the Leased Real Property;

         (f) All machinery, equipment, leasehold improvements, supplies, office furniture and office equipment, computers and telecommunications equipment and other items of tangible personal property, and interests therein, that are owned by Seller and used in connection with the Business, including, without limitation, the fixed assets listed on Schedule 2.1(f) attached to this Agreement;

         (g) All Accounts Receivable;

         (h) The Books and Records and all other records relating to the Business;

         (i) All rights relating to any Prepaid Expenses;

         (j) To the extent transferable or assignable, all Permits (the "Assigned Permits");

         (k) All rights acquired by the Seller pursuant to each of the Franchise Repurchase Agreements including, without limitation, all rights to develop, and sell franchises and operate in, all or any part of any territory which is the subject matter of such Franchise Repurchase Agreement, but specifically excluding (i) any rights to operate any of the "We The People" centers which were, as of the date of such Franchise Repurchase Agreement, located within such territory and (ii) any rights under any of the leases relating to any such "We The People Center";

         (l) The Wiley Amounts;

         (m) To the extent not covered by paragraphs (a) through (l) above, all Related and Incidental Assets; and

         (n) All rights of the Seller under any claims, credits, causes of action or rights of set-off against third parties including, without limitation, all warranties, guarantees, sureties, indemnities and similar rights in favor of the Seller arising out of or with respect to any of the assets described in Sections 2.1(a) through Section 2.1(m) of this Agreement.

     2.2 Excluded Assets.  The following  property and assets of the Seller are
         ---------------
     excluded from sale to Purchaser:

         (a) All Owned Real Property;

         (b) All cash and cash equivalents and all bank and deposit accounts;

         (c) The Seller's general ledger, corporate franchise, corporate seals, Organizational Documents, minute books, stock books and other records having to do with the corporate organization and capitalization of the Seller;

         (d) The Seller's rights under the Contracts  listed on Schedule 2.2(d)
                                                                ---------------
     attached to this  Agreement  (collectively,  the "Excluded Contracts");

         (e) The rights which accrue or will accrue to the Seller under this Agreement or any of the other Transaction Documents;

         (f) All Tax Returns of the Seller;

         (g) All refunds in respect of Taxes paid or payable to the Seller or any of its Affiliates;

         (h) All Prepaid Expenses relating to any of the Retained Liabilities;

         (i) All books and records of the Seller not related to any of the Business, the Purchased Assets or the Assumed Liabilities;

         (j) All of the Affiliated Accounts Receivable listed on Schedule 2.2(j) attached to this Agreement;

         (k) All Pre-March Processing Receivables;

         (l) All motor vehicles owned or leased by the Seller; and

         (m) All of the Seller's interest under the insurance policies listed on Schedule 3.15 attached to this Agreement and the coverages afforded thereby.

     2.3 Purchase Price. The aggregate purchase price to be paid by Purchaser for the purchase of the Purchased Assets is (i) Twelve Million Dollars ($12,000,000) (the "Cash Consideration"), plus (ii) the Contingent Consideration, if any, plus (iii) that number of restricted shares of DFC Common Stock which is equal to Two Million Dollars ($2,000,000), calculated at a price per share equal to the simple average of the daily closing prices of DFC Common Stock on The Nasdaq National Market for the 10 consecutive trading days ending on the trading day next preceding the Closing Date (the "Stock Consideration"), plus (iv) the assumption by Purchaser of the Assumed Liabilities.

     2.4 Pay-Off Amounts and Other Third Party Payments
         ----------------------------------------------

         (a) Prior to the Closing, the Seller shall provide the Purchaser with pay-off letters, in form and substance satisfactory to the Purchaser (collectively, the "Pay-Off Letters"), from all (i) holders of any Liabilities which will remain outstanding immediately prior to the Closing and are secured by any Encumbrance on any of the Purchased Assets, whether or not the Seller is liable for the payment of such Liabilities, and (ii) holders of any Liabilities pertaining to any capitalized leases with respect any of the Purchased Assets other than the American Express Computer Lease and the Colonial Pacific Computer Lease (each such holder, a "Pay-Off Amount Recipient," and all such holders, the "Pay-Off Amount Recipients"). Each Pay-Off Letter shall state (x) the amount as being sufficient to repay all Liabilities owing as of the Closing Date to the applicable holder (the "Pay-Off Amount"), (y) that, effective upon the Purchaser's tender to such holder of the Pay-Off Amount, all Encumbrances in favor of such holder on the Seller's assets shall be terminated, released and discharged and (z) authorizing the Purchaser to make all filings necessary or desirable to terminate any financing statement or other notice or evidence of any such Encumbrance.

         (b) The Seller may, prior to the Closing, direct the Purchaser in writing to deliver, in accordance with the written instructions provided by the Seller, all or any portion of the Cash Consideration not otherwise necessary to pay the Escrow Amount to the Escrow Agent pursuant to Section 2.5(a)(ii) and to satisfy in full the aggregate Pay-Off Amounts to certain third parties (collectively, "Other Payment Recipients") for (i) Liabilities owing as of the Closing Date and (ii) fees, expenses, costs and other liabilities and obligations arising out of, relating to, or in connection with the Transactions.

     2.5 Payment of Cash Consideration; Issuance of Stock Consideration.
         --------------------------------------------------------------

         (a) The Cash Consideration will be paid as follows:

             (i) the Purchaser shall pay, for and on behalf of the Seller, to each Pay-Off Amount Recipient an amount equal to that set forth in such Pay-Off Amount Recipient's Pay-Off Letter as being the Pay-Off Amount owing to such Pay-Off Amount Recipient;

             (ii) the Purchaser shall pay in cash by federal or other wire transfer One Million Five Hundred Thousand Dollars ($1,500,000) (the "Escrow Amount") to the Escrow Agent;

             (iii) the Purchaser shall pay, for and on behalf of the Seller, to each Other Payment Recipient such amount as is directed by the Seller in accordance with Section 2.4(b); and
                                           --------------

             (iv) the Purchaser shall pay to the Seller in cash by federal or other wire transfer to an account designated by the Seller in writing at least three (3) Business Days prior to the Closing Date an amount equal to the difference between (A) the Cash Consideration, minus (B) the aggregate Pay-Off Amounts, minus
             (C) the Escrow Amount, minus (D) the aggregate amounts to be paid to the Other Payment Recipients.

         (b) The Purchaser shall deliver to American Stock Transfer & Trust Co., DFC's stock transfer agent, DFC's written instructions to deliver to the Seller stock certificates representing the Stock Consideration.

     2.6 Escrow Amount.
         -------------

The Escrow Amount shall be held and disbursed in accordance with the Escrow Agreement.

     2.7 Satisfaction of Purchaser's Obligations. Upon the Purchaser's tender of the Cash Consideration to the Seller, the Escrow Agent, the Pay-Off Amount Recipients and the Other Payment Recipients, as applicable, in accordance with
Section 2.5, the Purchaser shall be deemed to have satisfied its obligations to make payments to or on behalf of the Seller pursuant to this Agreement other than (a) the obligation of the Purchaser to pay the Contingent Consideration if, when and as earned and payable pursuant to Section 2.8 and discharge of all Assumed Liabilities and (b) the obligation of the Purchaser to indemnify the Seller Indemnified Persons pursuant to Section 9.2.

     2.8 Contingent Consideration.
         ------------------------

         (a) In addition to the Cash Consideration and the Stock Consideration, the Seller will be entitled to receive additional consideration (the "Contingent Consideration") for the Purchased Assets in the form of cash payments, to be paid by Purchaser if and to the extent earned, of (i) up to One Million Five Hundred Thousand Dollars ($1,500,000) with respect to the percentage increase in the Purchaser Total Revenue during the First Measurement Period over the Seller Total Revenue and (ii) up to One Million Five Hundred Thousand Dollars ($1,500,000) with respect to the percentage increase in the Purchaser Total Revenue during the Second Measurement Period over the Purchaser Total Revenue during the Second Base Period. The amount of the Contingent Consideration earned with respect to each Measurement Period
                                       17
shall be the amount set forth in column B of the table below which is set forth opposite the applicable "Percentage Increase Over Applicable Base Period" set forth in column A of such table within which the actual percentage increase in the Purchaser Total Revenue during the applicable Measurement Period over the Seller Total Revenue or the Purchaser Total Revenue, as applicable, during the applicable Base Period falls:

Percentage Increase                                          Contingent
Over Applicable Base Period                                  Consideration
(Column A)                                                   (Column B)
----------------------------------------------------------- --------------
          Less than 10%                                     $           0
  10% or more and less than 11%                             $     750,000
  11% or more and less than 12%                             $     825,000
  12% or more and less than 13%                             $     900,000
  13% or more and less than 14%                             $     975,000
  14% or more and less than 15%                             $   1,050,000
  15% or more and less than 16%                             $   1,125,000
  16% or more and less than 17%                             $   1,200,000
  17% or more and less than 18%                             $   1,275,000
  18% or more and less than 19%                             $   1,350,000
  19% or more and less than 20%                             $   1,425,000
           20% or more                                      $   1,500,000

         (b) Within 60 days after the end of each Measurement Period, Purchaser will prepare and deliver to the Seller a gross revenue statement (each a "Revenue Statement") setting forth a calculation of the Purchaser Total Revenue for such Measurement Period.

         (c) If the Seller disagrees with the Revenue Statement or the calculation of the Purchaser Total Revenue, then the Seller must deliver a written notice to the Purchaser of any dispute the Seller has with respect to the Revenue Statement or the calculation of the Purchaser Total Revenue ("Notice of Contingent Consideration Dispute"). The Notice of Contingent Consideration Dispute must specify such dispute in reasonable detail. If the Seller does not deliver to the Purchaser a Notice of Contingent Consideration Dispute on or before 5:00 P.M., local Philadelphia, Pennsylvania time on the date which is the 30th day following Seller's receipt of the Revenue Statement (the "Contingent Consideration Dispute Period"), then such Revenue Statement and the calculation of the Purchaser Total Revenue will be final, conclusive and binding on the parties. If the Seller delivers a Notice of Contingent Consideration Dispute before the expiration of the Contingent Consideration Dispute Period, then the Seller and Purchaser will
                                       18
     use reasonable efforts to negotiate a resolution of such dispute. If the Seller and Purchaser, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the Seller's delivery of the Notice of Contingent Consideration Dispute then, neither the Seller nor the Purchaser shall have any liability for failing to agree and the Purchaser and the Seller jointly will engage the firm of Singer Levak Greenbaum & Goldstein LLP (the "Accounting Firm") to resolve such dispute. If such firm is unwilling or unable to act in such capacity, or if such firm would, as a result of acting in such capacity, lose its independence from DFC under any applicable Requirement of Law, then the Accounting Firm will be PricewaterhouseCoopers LLC or, if both of such firms are unable or unwilling to act in such capacity, or would, as result of acting in such capacity, lose its independence from DFC under any applicable Requirement of Law, then the Accounting Firm will be such other independent nationally recognized accounting firm selected by agreement of the Seller and Purchaser. In so acting, the Accounting Firm shall be an expert and not an arbitrator. Each of the Seller and the Purchaser shall submit to the Accounting Firm a form of determination, stating completely and in detail the determination sought by such party with respect to each item in dispute (the "Form of Determination"). The Accounting Firm's discretion to make its decision with respect to any item in dispute shall be limited to accepting, without modification, the Form of Determination submitted by either the Seller or the Purchaser with respect to such item. The Accounting Firm's decision shall be (i) in writing, (ii) furnished to the Seller and the Purchaser as promptly as practicable after the dispute has been referred to the Accounting Firm, (iii) made in accordance with this Agreement, and (iv) final, conclusive and binding upon the Seller and the Purchaser. Each of the Seller and the Purchaser will use reasonable efforts to cause the Accounting Firm to render their decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Accounting Firm for information, books, records and similar items. The Seller and the Purchaser shall pay their own costs and expenses incurred under this Section 2.8(c). The cost of such determination by the Accounting Firm will be allocated between Purchaser and the Seller so that the Seller's share of such cost is in the same proportion that the aggregate amount of the disputed amounts submitted by the Seller that are unsuccessfully disputed by the Seller (as finally determined by the Accounting Firm) bears to the total amount of such disputed amounts submitted by the Seller and the Purchaser's share of such cost is the difference between the total cost, minus the cost so allocated to the Seller.

         (d) For purposes of complying with the terms set forth in this Section 2.8, each party shall reasonably cooperate with and make available to the other party and its representatives all information, records, data and working papers, and shall permit access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Revenue Statement and the resolution of any disputes thereunder.

         (e) Subject to the terms and conditions of this Agreement, the Contingent Consideration, if any, will be paid by Purchaser to the Seller within five Business Days of the final determination thereof by federal or other wire transfer to the account designated by the Seller.

     2.9 Cash Consideration and Stock Consideration Tax Allocation. The Cash Consideration and the Stock Consideration shall be allocated among the Purchased Assets as provided on Schedule 2.9 attached hereto. The allocation of the Cash Consideration and Stock Consideration among the Purchased Assets provided on
Schedule 2.9 is intended to comply with
                                       19

Section 1060 of the Code. The Purchaser shall prepare a completed United States Internal Revenue Service Form 8594, in a manner consistent with Schedule 2.9, at least sixty (60) days prior to the due date of such Forms. Seller and its Affiliates, if necessary, shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation. Seller shall not (unless compelled by any Governmental or Regulatory Authority or required by applicable Requirement of Law) take any position (whether in an audit, any Tax Return or otherwise) which is inconsistent with the allocation provided on Schedule 2.9.

     2.10 Assumption of Liabilities. At the Closing, the Purchaser will assume only the following liabilities of the Seller (collectively, the "Assumed Liabilities"):

         (a) Seller's executory obligations arising after the Closing under each of the Assigned Contracts, other than the Retained Franchising Contracts Liabilities, except to the extent that any such executory obligations result from, arise out of, relate to, or are caused by, any one or more of the following: (i) any breach of any of the Assigned Contracts occurring on or before the Closing Date, (ii) any breach of warranty, infringement or violation of any Requirement of Law occurring on or before the Closing Date, or (iii) any event or condition occurring or existing on or before the Closing Date which through the passage of time or the giving of notice or both would constitute a breach or default by the Seller under any of the Assigned Contracts; and

         (b) Seller's obligations to pay the balance of the purchase price payable for the Seller's purchase of the franchise territories and businesses that is outstanding as of the Closing Date under each of the Franchise Repurchase Agreements up to the respective amounts identified on
     Schedule 2.10(b) and that is not paid at the Closing (collectively, the "Franchise Repurchase Obligations"); provided that, each Person to whom any such obligation is owing shall have executed and delivered in favor of the Purchaser a release in the form attached to this Agreement as Exhibit H.

     2.11 Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not, by virtue of its acquisition of the Purchased Assets or otherwise, assume or become responsible for any Liabilities of the Seller, any Affiliate of the Seller or the Business of any kind and nature that is not expressly included within the definition of Assumed Liabilities (collectively, the "Retained
Liabilities"), including, without limitation, any of the following: (a) any indebtedness for borrowed money of the Seller or of any other Person guaranteed by the Seller or any other Person or secured by any of the Purchased Assets; (b) any of the Seller's accounts payable; (c) any Liabilities arising out of any breach by the Seller of any provision of any Contract; (d) any product liability or similar claim for injury to any Person or property, regardless of when made or asserted, that arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by the Seller, or alleged to have been made by the Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of the Seller on or before the Closing Date; (e) any Taxes including, without limitation, any Liabilities on account of the matters disclosed on Schedule 3.20; (f) any Liabilities of the Seller arising or incurred in connection with the negotiation, execution and performance of this Agreement, the other Transaction Documents and the Transactions including, without limitation, any fees and
                                       20
expenses of counsel, accountants and other experts engaged or retained by the Seller in connection therewith except as otherwise provided herein or therein;
(g) any Environmental Liabilities; (h) any litigation against the Seller or any of its Affiliates including, without limitation, any Liabilities on account of the litigation listed on Schedule 3.5; (i) any violations, or noncompliance with, of any Requirement of Law by the Seller or any Affiliate of the Seller including, without limitation, any Franchising Laws including, without limitation, any Liabilities on account of the matters disclosed on Schedule 3.7;
(j) all Liabilities in respect of employment with the Seller for any wages, salary, vacation pay, sick leave pay or pay for time not worked, back pay, severance or termination pay and any other compensation, Taxes or arising in connection with or related to any Employee Benefit Plans including, without limitation, pursuant to COBRA; (k) any Liabilities of the Seller arising under any of the Franchise Repurchase Agreements other than the Franchise Repurchase Obligations expressly assumed by the Purchaser pursuant to Section 2.10(b); (l) any Liabilities of the Seller arising out of the Seller's operation of any "We the People" center or franchise, whether before or after the Closing Date; (m) all Liabilities of the Seller arising under any of the CLC Agreements; (n) all Liabilities of the Seller arising under any Excluded Contract; (o) the Retained Franchising Contracts Liabilities; (p) all Liabilities arising as a result of the Seller's grant to any Person of any rights to use any of the Seller's Trademarks in any territory in violation or contravention of the rights of any other Person including, without limitation, on account of the matters described on Schedule 3.28(n); and (q) all other Liabilities of the Seller or arising out of the operations of the Seller or the Purchased Assets including, without limitation, for any civil or criminal damages or penalties (including punitive and exemplary damages and interest), imposed on or sought to be imposed on the Seller or the Purchaser or any of the officers, directors, members or stockholders of the Purchaser, on account of any tortious, fraudulent, criminal or other act of the Seller, either Shareholder or any of their respective directors, officers members or stockholders. Without limitation to the foregoing, the intent and objective of the Seller and the Purchaser is that, except for Assumed Liabilities, the Purchaser does not assume, and no transferee or successor liability of any kind and nature shall attach to the Purchaser pertaining to, any of the Retained Liabilities, all of which Retained Liabilities shall be the sole responsibility of the Seller.

     2.12 Certain Employee Matters. Neither the Purchaser nor any of its Affiliates is under any obligation to employ any person in connection with the acquisition of the Purchased Assets. If the Purchaser or any of the Purchaser's Affiliates desires to hire any employee of the Seller, then the Purchaser shall notify the Seller of the identity of that employee, and the Seller shall cooperate with the Purchaser or the applicable Affiliate to facilitate the hiring of that employee by the Purchaser or the applicable Affiliate. Any offer of employment to any such Person may, but need not be (a) for the same position as that he or she held with the Seller immediately before the Closing, or (b) at the same rate of compensation as paid by the Seller to such Person immediately before the Closing. All such offers of employment and the actual employment of any such Person shall, at all times, be subject to the Purchaser's or the applicable Affiliate's right, in its sole discretion, to establish and modify, from time to time, the terms and conditions of its employees' employment and to terminate such employment at any time. Except as the Purchaser or the applicable Affiliate may otherwise expressly agree in writing, any former employee of the Seller hired by the Purchaser or any of the Purchaser's Affiliates shall be treated as a new, at-will employee of the Purchaser or the applicable Affiliate. If and to the extent required, the Seller shall provide all notifications required by any Requirement of Law to each of the Seller's employees who are not offered employment by the Purchaser or any of its Affiliates
                                       21
or who do not accept the Purchaser's or any of its Affiliates' offer of employment and whose employment with the Seller is terminated on or after the Closing Date including, without limitation, all notifications required under COBRA.

     2.13 Certain Transitional Matters. Notwithstanding anything to the contrary contained in this Agreement, the Bill of Sale or the Assignment and Assumption Agreement, to the extent that the sale, assignment, transfer, or delegation by any Seller, or the undertaking or assumption by the Purchaser, of any of the Purchased Assets or the Assumed Liabilities requires the Consent of any third party, this Agreement, the Bill of Sale and the Assignment and Assumption Agreement shall constitute the Seller's agreement to sell, assign, transfer, and delegate, and the Purchaser's agreement to purchase, acquire, and assume, the Purchased Assets and the Assumed Liabilities as promptly as practicable following the obtainment of any necessary Consent; provided, that from and after the Closing Date until the date on which such Consent is obtained, the Seller shall (and the Shareholders shall cause the Seller to) make available to the Purchaser the economic and practical benefits of such Purchased Assets and Assumed Liabilities for no additional consideration. If and to the extent that the Seller is making available to the Purchaser the economic and practical benefits of such Purchased Assets, the risk of loss for such Purchased Assets shall rest with the Purchaser. Nothing contained in this Section 2.13 is intended to impair, reduce or otherwise modify any representation, warranty and covenant contained in the this Agreement including, without limitation, those relating to any of the Purchased Assets or to any of the Assumed Liabilities.

     2.14 Pro-Rations. To the extent that the Purchaser shall make any payment(s) on account of any rents, real estate taxes, personal property taxes, water, utilities and other operating expenses of the Business that are attributable, in whole or in part, to a period which includes a period of time prior to the Closing Date, the Seller shall, within ten (10) days after the Seller's receipt of the Purchaser's statement therefor pay to the Purchaser an amount equal to the payment(s) made on account of such items which are attributable to the period of time on or prior to the Closing Date.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

     The Seller and the Shareholders hereby, jointly and severally, represent and warrant to the Purchaser as follows:

     3.1 Organization; Qualification; Good Standing.
         ------------------------------------------

         (a) The Seller (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California,
     (ii) has the power and authority to own and operate its properties and assets and to transact the Business and (iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to qualify and be authorized to do business. Attached to this Agreement as Schedule 3.1(a) is a true and complete list of all jurisdictions in which the Seller is qualified to do business.

         (b)  Attached  to this  Agreement  as  Schedule  3.1(b)  is a true and
                                                ---------------
     complete list of all jurisdictions in which the Seller has granted the right to develop or operate franchises and businesses using any of the Seller's Trademarks.

         (c) There is no Legal Proceeding or Order pending or, to the Knowledge of the Seller or any Shareholder, threatened against or affecting the Seller revoking, limiting or curtailing, or seeking to revoke, limit or curtail the Seller's power, authority or qualification to own, lease or operate its properties or assets or to transact the Business.

         (d) True and complete copies of the Seller's Organizational Documents are attached to this Agreement as Schedule 3.1(d).
                                       ---------------

     3.2 Authorization for Agreement.
         ---------------------------

         (a) The Seller.  The Seller's  execution,  delivery and performance of
             ----------
     this Agreement and the consummation of the Transactions by the Seller:
     (i) are within the Seller's corporate powers and duly authorized by all necessary corporate and shareholder action on the part of the Seller and
     (ii) do not and will not (A) require any action by or in respect of, or filing with, any Governmental or Regulatory Authority (B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or default under, any of the Seller's Organizational Documents, any Requirement of Law applicable to the Seller or any of its properties or any Contract to which the Seller or any of its properties is bound or subject or (C) result in the creation of any Encumbrance or any obligation and liability on any of the Purchased Assets.

          (b) The  Shareholders.  Each  Shareholder has full capacity to execute
              -----------------
     and deliver this Agreement and the Transaction Documents to be executed and delivered by such Shareholder and to perform such
     Shareholder's obligations under this Agreement and such Transaction Documents. Each Shareholder's execution, delivery and performance of this Agreement and the consummation of the Transactions by the Shareholders (i) are within the powers and authority of the Shareholders and (ii) do not and will not (A) require any action by or in respect of, or filing with, any Governmental or Regulatory Authority, or (B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or default under, any Requirement of Law applicable to the Shareholders or any of their properties or any Contract to which the Shareholders or any of their properties are bound or subject.

     3.3 Ownership; Subsidiaries and Affiliates.
         --------------------------------------

          (a)  Shareholders.  Except as set forth on Schedule 3.3(a),  no Person
               ------------                          ---------------
     other than the Shareholders owns record, beneficial or equitable ownership of any of the Seller's securities, whether debt or equity, or any securities which are convertible into or exercisable or exchangeable for, any of the Seller's debt or equity securities.

         (b) No Interest in Other Entities.  The Seller does not own, directly
             -----------------------------
     or indirectly, any debt, equity or other ownership or financial interest in any other Person. No shares or other ownership or other interests, either of record, beneficially or equitably, in any Person are included in the Purchased Assets.

         (c) Affiliates.  Attached to this Agreement as Schedule 3.3(c) is a
             ----------                                 ---------------
     complete and accurate list of all Persons (other than the Shareholders or any of the Persons described in the first sentence of Section 1.4, subpart (iii)) that are Affiliates of the Seller, detailing the nature of the relationship between the Seller and each such Person that causes such Person to be an Affiliate of the Seller.

         (d) No Acquisitions.  Since January 1, 2000, the Seller has not
             ---------------
     acquired, or agreed to acquire, whether by merger or consolidation, by purchase of equity interests or assets, or otherwise, any business or any other Person, or otherwise acquired, or agreed to acquire, any assets that are material, either individually or in the aggregate, to the Seller.

     3.4 Enforceability. This Agreement and each of the Transaction Documents entered into or to be entered into and performed by the Seller or either Shareholder are and shall be the legal, valid and binding obligations of the Seller and the Shareholders, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other law affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.5 Legal Proceedings and Orders. Except as set forth on Schedule 3.5 attached to this Agreement, there is no Legal Proceeding or Order pending against, or to the Seller's or any Shareholder's Knowledge, threatened against or affecting, the Seller, the Business, the Purchased Assets or the Assumed Liabilities including, without limitation any Legal Proceeding or Order that could have a Material Adverse Effect or restrict the ability of the Seller to consummate fully the Transactions or that in any manner could draw into question the validity of this Agreement. Neither the Seller nor any Shareholder has any Knowledge of any fact, event, condition or circumstance that may give rise to the commencement of any Legal Proceeding or the entering of any Order against the Seller or any of the Seller's properties including, without limitation, any Legal Proceeding or Order that could have a Material Adverse Effect or restrict the ability of the Seller to consummate fully the Transactions or that in any manner could draw into question the validity of this Agreement. The Seller has fully complied with all of the obligations under the Stipulated Judgment required to be performed by the Seller on or before the Closing Date.

     3.6 Title to the Purchased Assets and Related Matters. Except for (a) the items of personal property (both tangible and intangible) leased or licensed by the Seller and disclosed on Schedule 3.14(a)(iii) attached to this Agreement and
(b) the Leased Real Property disclosed on Schedule 3.12(b) attached to this Agreement, and (c) the Licensed Intellectual Property disclosed on Schedule 3.16(a) attached to this Agreement, the Seller owns and has indefeasible and marketable legal and beneficial title to all of the Purchased Assets, free and clear of all Encumbrances. The Seller has a valid and enforceable lease, license and right to use or occupy, as applicable, the leased or licensed personal property, the Leased Real Property and the Licensed Intellectual Property. All of the Purchased Assets are in the possession or under the control of the Seller. Except as otherwise expressly set forth in the first sentence of this
Section 3.6, no other Person (including, without limitation, any Affiliate of the Seller or either Shareholder) owns or has any right or interest in any of the Purchased Assets.

     3.7 Compliance with Laws. The Seller is operating and has operated in compliance with all Requirements of Law applicable to it or any of its properties or to which the Seller or its properties is bound or subject including, without limitation, the Franchising Laws. Except as set forth on
Schedule 3.7 attached to this Agreement, since January 1, 2000, neither the Seller nor any Shareholder has received any notice from any Person concerning alleged violations of, or the occurrence of any events or conditions resulting in alleged noncompliance with, any Requirement of Law applicable to the Seller or any of its properties or to which the Seller or any of its properties is bound or subject including, without limitation, any of the Franchising Laws.

     3.8 Labor Matters.
         -------------

         (a) Attached to this Agreement as Schedule 3.8(a) is a complete and
                                           ---------------
     accurate list of the names of each employee of the Sellers, together with such employee's current position or function, the current rate of hourly, monthly or annual compensation (as the case may be). Schedule 3.8(a) also identifies those employees with whom the Seller has entered into an employment Contract or a Contract obligating the Seller to pay severance or similar payments to any employee. The Sellers have delivered or caused to be delivered to the Purchaser true and complete copies of such Contracts.

         (b) The Seller is not a party to or bound by any collective bargaining agreement and no collective bargaining agreement covering any of such employees is currently being negotiated. To the Knowledge of the Seller or any Shareholder, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of the Seller.

         (c) There is no, and since January 1, 2000 there has been no, work stoppage, strike, slowdown, picketing or other labor disturbance or controversy by or with respect to any of the Seller's employees or former employees. In addition, no dispute with or claim against the Seller relating to any labor or employment matter including, without limitation employment practices, discrimination, terms and conditions of employment, or wages and hours is outstanding or, to the Seller's or any Shareholder's Knowledge, is threatened. There is no claim or petition pending before, and at no time since January 1, 2000 has there been, any claim or petition made to, any Governmental or Regulatory Authority including, without limitation, the National Labor Relations Board or the Equal Employment Opportunity Commission against the Seller with respect to any labor or employment matter.

     3.9 Employee Benefit Plans.
         ----------------------

         (a) Schedule 3.9(a) attached to this Agreement sets forth a complete
             ---------------
     and accurate list and description of each Employee Benefit Plan. With respect to each Employee Benefit Plan, the Seller has delivered or caused to be delivered to the Purchaser true and complete copies of (i) the plan document, trust agreement and any other document governing such Employee Benefit Plan, (ii) the summary plan description, (iii) all Form 5500 annual reports and attachments, and (iv) the most recent IRS determination letter, if any, for such plan.

         (b) Each of the Employee Benefit Plans has been operated and administered in compliance with their respective terms and all applicable Requirements of Law including, without limitation, ERISA and the Code. The Seller has not incurred any "accumulated funding deficiency" within the meaning of ERISA or incurred any liability to the PBGC in connection with any Employee Benefit Plan (or other class of benefits that the PBGC has elected to insure).

         (c) Each Employee Benefit Plan that is intended to be tax qualified under the Code is identified as such on Schedule 3.9(c) attached to this Agreement. Each such Employee Benefit Plan has received a favorable determination letter from the IRS stating that such Employee Benefit Plan meets the requirements of the Code and that any trust or trusts associated therewith are tax exempt under the Code.

         (d) The Seller does not maintain any "defined benefit plan" covering employees of the Seller within the meaning of Section 3(35) of ERISA subject to Title IV of ERISA or any "Multiemployer Plan" within the meaning of Section 401(a)(3) of ERISA.

         (e) Schedule 3.9(e) attached to this Agreement reflects: (i) each
             ---------------
     individual who has elected or has a right to elect continuation coverage under any Employee Benefit Plan pursuant to COBRA (29 U.S.C. ss.ss.1161 to 1169), as amended; and (ii) the date and type of each such individual's qualifying event (as defined in 29 U.S.C. ss.1163).

         (f) All contributions and payments required to be made with respect to the Employee Benefit Plans including, without limitation, the payment of the applicable premiums on any insurance Contract funding an Employee Benefit Plan, have been fully paid in such a manner as not to cause any interest,penalties or other amounts that have not been satisfied or discharged to be assessed against the Seller with respect thereto.

         (g) The Seller has complied with the reporting and disclosure requirements of ERISA applicable to the Employee Benefit Plans and the continuation coverage requirements of the Code and ERISA applicable to any
     of  the  Employee   Benefit  Plans.

         (h) There has been no "prohibited transaction" or "reportable event" within the meaning of the Code or ERISA within the last sixty (60) months, or breach of fiduciary duty with respect to any of the Employee Benefit Plans that could subject the Purchaser or, the Seller to any Tax, penalty or other liability under the Code or ERISA.

         (i) No Employee Benefit Plan has been terminated within the past sixty
     (60) months. There are no Legal Proceedings or claims with respect to any of the Employee Benefit Plans (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course of business) pending or, to the Knowledge of the Seller or any Shareholder threatened, and to the Knowledge of the Seller or any Shareholder, there are no facts, events, conditions or circumstances that could give rise to any such Legal Proceeding or claim (other than routine claims for benefits from eligible participants or beneficiaries in the normal and ordinary course).

         (j) Neither the Seller or any ERISA Affiliate has ever sponsored, maintained or contributed to, or been obligated to contribute to, any employee benefit plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

         (k)  No  Employee  Benefit  Plan  provides  post  retirement   medical
     benefits, post retirement death benefits or any post retirement welfare benefits of any fund whatsoever.

         (l) There are no current or former employees of the Seller who are on leave of absence under either of the Uniformed Services Employment or Reemployment Rights Act or the Family Medical Leave Act.

         (m) None of the Seller or any of its employees, officers or directors, or any other Person has made any statement or communication or provided any materials to any employee or former employee of the Seller that provides for or could be construed as a contract, agreement or commitment by the Purchaser or any of its Affiliates to provide for any pension, welfare, or other employee benefit or fringe benefit plan or arrangement to any such employee or former employee, whether before or after retirement or separation or otherwise.

     3.10 Financial Statements.
          --------------------

         (a) The Seller has delivered or caused to be delivered to the Purchaser a copy of the Seller's audited balance sheets as of December 31, 2002 and 2003 and the related statements of operations, shareholders' equity and cash flows for the years then ended, together with all proper exhibits, schedules and notes thereto, audited by Singer Lewak Greenbaum & Goldstein, LLP (collectively, the "Financial Statements"). A true and complete copy of the Financial Statements is attached to this Agreement as
     Schedule 3.10(a). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except with respect to the valuation and recordation of the issued warrants to the extent set forth on Note 10 to the Financial Statements) and present fairly the financial position of the Seller as of the date of such Financial Statements and the results of operations and changes in shareholders' equity and cash flows for the periods covered thereby.

         (b) The Seller has also  delivered  or caused to be  delivered  to the
     Purchaser a true and complete copy of the Seller's unaudited interim financial statements consisting of a balance sheet as of December 31, 2004, and the related statements of operations, shareholders' equity and cash flows for the period then ended (collectively, the "Interim Financial Statements"). A true and complete copy of Interim Financial Statements is attached to this Agreement as Schedule 3.10(b). The Interim Financial Statements are in accordance with the Books and Records, all of which have been maintained in accordance with good business practice and in the normal and ordinary course of business, and present fairly the financial position of the Seller as of the date thereof and the results of its operations and changes in shareholders' equity and cash flows for the periods covered thereby. Schedule 3.10(b) completely and accurately describes and details
     (i) all material modifications that would be required to be made with respect to the Interim Financial Statements to cause the Interim Financial Statements to be in conformity with GAAP and (ii) the basis used in the Interim Financial Statements for recognition of revenue and how such basis departs from GAAP. Except with respect to the basis for recognition of revenue, no change to the Interim Financial
                                       27

     Statements that would be required to cause the Interim Financial Statements to be prepared in accordance with GAAP, and no note that would have been required to be included on the Interim Financial Statements under GAAP that is not so included, would disclose either individually or in the aggregate any development, event, change, circumstance or condition, whether considered alone or together any other one or more developments, changes, circumstances or conditions, that has had, or could have, a Material Adverse Effect. The Books and Records accurately and fairly reflect, in reasonable scope and detail and in accordance with good business practice, the transactions and assets and liabilities of the Seller and such other information as is contained therein.

         (c) Since December 31, 2003, the Seller has operated the Business in the normal and ordinary course in a manner consistent with past practices and pay and discharge, in accordance with past practice but not less than on a timely basis, all of the Seller's payables and other Liabilities. Since December 31, 2003, there has not been any development, event, change, circumstance or condition, whether considered alone or together any other one or more developments, changes, circumstances or conditions, that has had, or could have, a Material Adverse Effect. Without limitation to any of the foregoing, since December 31, 2003:

               (i) there has not been any change in the accounting methods or practices followed by the Seller, except as disclosed on Schedule
                                                                        --------
          3.10(c)(i) attached to this Agreement;
          ----------
               (ii) the Seller has not sustained any material damage, destruction, theft, loss or interference with the Purchased Assets, whether or not covered by insurance;

               (iii) the Seller has not (x) paid or declared any dividends or made any distributions or payment in respect of, or made any payment on account of, or set apart assets for a sinking or another analogous fund for, the purchase redemption, defeasance, retirement or other acquisition of, the Seller's securities, whether debt or equity, and whether in cash or in property or in obligations the Seller or (y) paid any management or similar fee to any Person;

               (iv) no development, event, change, condition or circumstance that constitutes, whether with or without the passage of time or the giving of notice or both, a default under any of the Seller's outstanding debt obligations has occurred;

               (v) the Seller has not created,  incurred,  assumed or guaranteed any indebtedness (except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the normal and ordinary course of business) other than (x) for trade indebtedness incurred by the Seller in the normal and ordinary course of business and (y) as described on Schedule 3.10(c)(v) attached to this Agreement;

               (vi) the Seller has not made or committed to make any capital expenditure or capital addition or betterments in excess of an aggregate of $25,000;

               (vii) the Seller has not entered into any Contract outside of the ordinary course of business or which involves either (x) a commitment of the Seller's assets or
          the   incurrence  by  the  Seller  of   liabilities  in  any  one
          transaction or series of related transactions in excess of $25,000, or
          (y) other than Franchising Contracts entered into in the ordinary course of business, a term of more than one (1) year;

               (viii) the Seller has not made or entered into any commitment to make, any contribution (charitable or otherwise) to any Person;

               (ix) the Seller has not entered into any transaction or series of transactions or any Contract (including any Franchising Contract) with any Shareholder or any of the Seller's or any Shareholder's respective Affiliates except as set forth on Schedule 3.10(c)(ix) attached to this Agreement;

               (x) the Seller has not sold, leased, exchanged, transferred or otherwise disposed of, or agreed to sell, lease, exchange, transfer or otherwise dispose of, the any assets with an individual fair market value of $5,000 or more, in each case, or $25,000 in the aggregate;

               (xi) forgiven, cancelled, compromised, waived or released any debts, claims or rights in excess of $25,000 individually or $50,000 in the aggregate;

               (xii) accelerated collection of any of its Accounts Receivables; and

               (xiii) the Seller has not entered into any Contract or made any commitment to do any of the foregoing.

     3.11 Absence of  Undisclosed  Liabilities.  Except as set forth on Schedule
3.11 attached to this Agreement, except as and to the extent reflected on, or fully reserved against in, the balance sheet of the Seller at December 31, 2004 including, without limitation, all notes thereto (the "Seller Balance Sheet"), the Seller has no Liabilities, except for those that were incurred consistently with past business practice in or as a result of the normal and ordinary course of business since the date of the Seller Balance Sheet, which do not result from or arise out of any breach of Contract, breach of warranty, tort, infringement or violation of any Requirement of Law and which, in the aggregate, do not have a Material Adverse Effect.

     3.12 Real Property.
          -------------

         (a) The real property identified on Schedule 3.12(a) attached to this
                                             ----------------
          Agreement constitutes all of the real property owned by Seller (collectively, the "Owned Real Property"). The Owned Real Property consists solely of residential property. None of the Owned Real Property is used by the Seller in the conduct of the Business.

         (b) The real property identified on Schedule 3.12(b) attached to this
                                             ----------------
          Agreement  constitutes  all of the real property leased by Seller or any of the Seller's Affiliates which is used by the Seller in the conduct of the Business (collectively, the "Leased Real Property"). Except as identified on Schedule 3.12(b), neither the Seller nor the Seller's Affiliates has entered into any leases, subleases, licenses, occupancy agreements, options, rights, concessions or other Contracts or arrangements, written or oral, granting to any Person other than
                                       29
          the Seller or the Seller's Affiliates, as applicable, the right to use any of the Leased Real Property.

          (c) The buildings, structures, improvements and fixtures located on the Leased Real Property are in good condition and repair and are sufficient to carry on the Business as currently conducted, ordinary wear and tear excepted and, to the Knowledge of the Seller or any Shareholder, are structurally sound. All mechanical and other systems located therein are in good condition and repair and are sufficient to carry on the
     Business as currently conducted, ordinary wear and tear excepted. No buildings, structures, improvements or fixtures on the Leased Real Property, or the operation or maintenance thereof, violates any restrictive covenant, or encroaches on the property owned or leased by any other Person, which would impair the continued use of the Leased Real Property for the use currently being made thereof. The Leased Real Property and the buildings, structures, improvements and fixtures thereon are sufficiently supplied with the utilities and other services as necessary for the operation of the Leased Real Property and such buildings, structures, improvements and fixtures, in each case, as currently operated, including, without limitation, water, storm and sanitary sewer facilities, gas, electric, cable and telephone facilities. The Leased Real Property currently has access to public ways, duly laid out and accepted by the appropriate local jurisdiction, either directly or over valid, recorded and insurable easements over private ways or private property for (i) egress and ingress from all such Leased Real Property and (ii) connections to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, as is necessary for the conduct of the Business as is currently conducted.

          (d) The Seller has obtained all Governmental Permits required for the use, occupancy and operation thereof. The Leased Real Property complies with applicable Requirements of Law. Neither the Seller nor any Shareholder has received any written notice of any violation of Law with respect to any of the Leased Real Property which remains unremedied as of the Closing Date. Neither the Seller nor any Shareholder has received any written notice that any governmental or regulatory body or authority having jurisdiction over any of the Leased Real Property intends to exercise the power of eminent domain, condemnation, or similar power with respect to all or any part of the Leased Real Property, and to the Knowledge of the Seller or any Shareholder, no such action is threatened. To the Knowledge of the Seller or any Shareholder, there are no proposed reassessments of any of the Leased Real Property by any Governmental or Regulatory Authority. Neither the Seller nor any Shareholder has received written notice of, and the Seller is not, and to the Knowledge of the Seller or any Shareholder, no other party thereto is in default in the performance, observance, or fulfillment of any material obligation, covenant or condition contained in any easement, restrictive covenant or any similar instrument or agreement affecting any of the Leased Real Property.

          (e) The Seller has delivered or caused to be delivered to the Purchaser true and correct copies of all title reports; title policies; surveys; use, occupancy, zoning and land use certificates; permits and compliance letters; zoning opinions; leases; subordination and non-disturbance agreements; and subleases currently in possession or control of the Seller with respect to any of the Leased Real Property.

          (f) Each  Contract  relating to or affecting  the Leased Real Property
     (i) is in full force and effect, (ii) affords the Seller peaceful, undisturbed and exclusive possession of the
                                       30
     applicable Leased Real Property, free of all Encumbrances and (iii) constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against the Seller and, to the Knowledge of the Seller or any Shareholder, each of the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other law affecting the enforcement of creditors' rights generally or by general equitable principles.

          (g) The Seller has performed the obligations required to be performed by it to date under all Contracts relating to or affecting the Leased Real Property and is not in default or breach thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default. Neither the Seller nor any other party to any such Contract has provided any notice to the other party or to the Seller, as applicable, of its intent to terminate, withdraw its participation in, or not renew any such Contract. The Seller has not, and to the Knowledge of the Seller or any Shareholder no other party to any such Contract has, threatened to terminate or not renew any such Contract. To the Knowledge of the Seller or any Shareholder, no other party to any such Contract is in breach or default under any provision thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

          (h) Except as set forth on Schedule  3.12(h),  no Consent of any party
                                     ----------------
     to any Contract related to or affecting the Leased Real Property is required in connection with the Transactions.

          (i) The execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Leased Real Property, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed rent or payments under any such Contract or (iii) result in the creation or imposition of any obligation and liability or any Encumbrance upon any such Leased Real Property or any of the Purchased Assets under the terms of any such Contract.

     3.13 Condition of Purchased Assets. The Purchased Assets including, without limitation, all computer hardware and Software (including, without limitation, all operating and application systems) are in good working, condition and repair, ordinary wear and tear excepted and suitable to carry out the Business as currently conducted. The Purchased Assets comply with all applicable Requirements of Law, Orders and Permits. Except for the Excluded Assets, the Purchased Assets include all assets and property necessary and appropriate to carry on the Business as currently conducted.

     3.14 Contracts.
          ---------

          (a) Attached to this Agreement as Schedule 3.14(a) is a complete and
                                            ----------------
          accurate list of each Contract described below to which the Seller or any of its properties is party or is otherwise bound or subject (each, a "Material Contract"):

               (i) all Franchising Contracts, together with a description of the territory applicable to each Franchising Contract;

               (ii) all Contracts that create a partnership or a joint venture or arrangement that involves a sharing of profits (whether through equity ownership, Contract or otherwise) with any other Person;

               (iii) all Contracts relating to the acquisition, divestiture, lease, management, service, supply and security of fixed assets, including intangible assets, physical fixed assets (with the exception of real estate and real estate-like rights) and financial assets whose value exceeds $10,000 per item or collectively $20,000 per Contract;

               (iv) all lease or rental Contracts to the extent that they involve annual payments of $10,000 per item or collectively of $20,000 per Contract;

               (v) all management, service, supply, security, maintenance and similar Contracts, and all attornment Contracts, subordination Contracts or similar Contracts affecting or relating to the use and quiet and peaceful enjoyment of the Leased Real Property;

               (vi)  all  Contracts  for  storage,   transportation  or  similar
          services with carriers or warehouses;

               (vii)  except for  Franchising  Contracts  included  on  Schedule
          3.14(a)                                                       --------
          -------
          all license Contracts entered into by the Seller, whether as licensor or licensee;

               (viii) all credit Contracts entered into by the Seller as lender, or borrower, or guarantor, with the exception of the Seller's usual and customary trade receivables or payables agreed to by the Seller in the normal and ordinary course of business;

               (ix) except for Franchising Contracts included on Schedule 3.14(a) pursuant to Section 3.14(a)(i), all Contracts involving a commitment of the Seller's assets or the incurrence by the Seller of liabilities in any one transaction or series of related transactions in excess of $10,000, or that extend beyond one year from the date of this Agreement;

               (x) all Contracts with each supervising attorney in each jurisdiction in which the Seller has granted any right to develop or operate franchises or businesses using any of the Seller's Trademarks;

               (xi) all employment Contracts which provide for an annual aggregate remuneration of more than $20,000 and all Contracts with advisors or consultants to the extent that they involve annual payments exceeding $10,000;

               (xii) all Contracts relating to fringe benefits, profit sharing, commissions, or bonuses as well as similar agreements with the exception of those already listed in Schedule 3.9(a) attached to this Agreement;

               (xiii) all Contracts that purport to or has the effect of limiting the Seller's right to engage in, or compete with any Person in any business;

               (xiv) all Contracts which have been entered into or assumed outside the ordinary course of any of the Seller's Business;

               (xv)   all    Contracts   in   which   the   Seller    grants   a
          power-of-attorney;

               (xvi) all Contracts pursuant to which the Seller acquired rights to the WTP Trademark;

               (xvii)  all   Contracts   relating   to  the   Seller's   or  any
          Shareholder's creation, distribution, or selling of books and other works of authorship in any form of media;

               (xviii) all Contracts pursuant to which the Seller or any Shareholder assigned or granted to any Person any Copyrights, Patents or Trademarks, technology, trade secrets. know-how, inventions, methods, techniques, or other intellectual property written, created, invented, or developed by the Seller or such Shareholder;

               (xix) all Contracts pursuant to which any Person has assigned or granted to the Seller or any Shareholder any rights in any Copyrights, Patents or Trademarks, technology, trade secrets. know-how, inventions, methods, techniques, or other intellectual property written, created, invented, or developed by such Person;

               (xx) any Contract that either (x) does not fit within one of the foregoing categories described in (i) through (xvii) above or (y) is not otherwise identified in Schedule 3.12(a) or Schedule 3.21 and that is material to any of the Seller's conduct of the Business, the use or operation of the Purchased Assets or the marketing, promotion or provision of the goods and document preparation services offered by the Seller; and

               (xxi) a description of any proposal for the Seller to enter into any Contracts of the type listed in Section 3.14(a)(i) through Section 3.14(a)(xxi), inclusive.

          (b) The Seller has provided true and complete copies of all of the Material Contracts to the Purchaser. In addition, the Seller has provided and Schedule 3.14(b)(i) attached to this Agreement attaches true and complete copies of each of the eleven (11) forms of Franchising Contract for which there are outstanding Franchising Contracts (the "Form Franchising Contracts") included in the Franchise Offering Circular provided to such franchisee. The Seller has provided to the Purchaser true and complete copies of each of the forms of Franchise Offering Circular provided to its franchisees. Except for the current Franchising Contracts with the franchisees identified on Schedule 3.14(b)(ii) attached to this Agreement, there are no differences between any actual outstanding Franchise Contract and the corresponding Form Franchising Contract.

          (c) Each of the  Assigned  Contracts  is (i) in full force and effect,
     (ii) a valid and binding obligation of, and is enforceable in accordance with its terms against Seller and, to the Knowledge of the Seller or any Shareholder, each of the other parties thereto, except
                                       33
     as such enforceability may be limited by bankruptcy, insolvency, moratorium or other law affecting the enforcement of creditors' rights generally or by general equitable principles, (iii) was made in the normal and ordinary course of business, and (iv) contains no provision or covenant prohibiting or limiting the ability of the Seller to operate its Business in the manner in which it is currently operated.

          (d) The Seller has performed the obligations required to be performed by it to date under each Assigned Contract and is not in default or breach thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default. Neither the Seller nor any other party to any Assigned Contract has provided any notice to the other party or to the Seller, as applicable, of its intent to terminate, withdraw its participation in, or not renew any such Assigned Contract. The Seller has not, and to the Knowledge of the Seller or any Shareholder no other party to any Assigned Contract has, threatened to terminate or withdraw from participation in any such Assigned Contract. To the Knowledge of the Seller or any Shareholder, no other party to any Assigned Contract is in breach or default under any provision thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

          (e) Except as set forth on Schedule  3.14(e),  no Consent of any party
                                     -----------------
     to  any  Assigned   Contract  is  required  in  connection   with  the
     Transactions.

          (f) The execution, delivery and performance of this Agreement and the consummation of the Transactions does not and will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Assigned Contract, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Assigned Contract or (iii) result in the creation or imposition of any obligation and liability or any Encumbrances upon any of the Purchased Assets under the terms of any such Assigned Contract.

     3.15 Insurance. Attached to this Agreement as Schedule 3.15 is a complete and accurate list of all insurance policies held by the Seller identifying all of the following for each such policy: (i) the type of insurance; (ii) the insurer; (iii) the policy number; (iv) the applicable policy limits, (v) the applicable periodic premium; and (vi) the expiration date. Each such insurance policy is valid and binding and is and has been in effect since the date of its issuance. All premiums due thereunder have been paid, and the Seller has not received any notice of any cancellation, non-renewal or termination in respect of any such policy. The Seller is not in default under any such policy. To the Knowledge of the Seller or any Shareholder, no such insurer is the subject of insolvency proceedings. The Seller has not received notice that any insurer under any policy referred to in this Section 3.15 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. The Seller has notified its insurance carriers of all litigation, claims and facts which could reasonably give rise to a claim, all of which are disclosed in
Schedule 3.15. The liability insurance maintained by the Seller is and has at all times prior to the date of this Agreement been on an "occurrence" basis.

     3.16 Intellectual Property.
          ---------------------

         (a) Attached to this Agreement as Schedule 3.16(a) is a complete and
                                           ----------------
     accurate list of all Owned Intellectual Property and all Licensed Intellectual Property, together with the following information in the case of any registrations or applications therefor: (i) applicable registration number; (ii) filing, registration, issue or application date; (iii) record owner; (iv) country; and (v) title or description. Each item of Intellectual Property is valid and enforceable. None of the Intellectual Property infringes or conflicts with the rights of any other Person.

         (b) Schedule 3.16(b) attached to this Agreement identifies all
             ----------------
     Contracts (other than the Franchising Contracts disclosed on Schedule 3.14(a)) pursuant to which Seller has granted to any third party, or received from any third party, an assignment of, or grant of any license or rights in, any of the Intellectual Property, except for "off-the-shelf" or "shrink-wrap" software license agreements. No other Person has any rights to any of the Owned Intellectual Property other than the non-exclusive right to use the WTP Trademark, the Seller's Copyrights and the confidential and proprietary techniques, know how, processes and methods for operating an independent legal document preparation services business and the promotion and marketing of such services granted to the Seller's currently licensed franchisees pursuant to the Franchising Contracts disclosed on Schedule 3.14(a). Upon execution and delivery by Seller to Purchaser of the instruments of conveyance contemplated by this Agreement, all of the Intellectual Property will be owned or available for use by Purchaser on identical terms and conditions immediately following the Closing. Seller has taken reasonable measures to protect the proprietary nature of any Intellectual Property which constitute trade secrets and of any confidential information that it owns or uses in the Business.

         (c) All Intellectual Property was either (i) written, created, invented or developed solely by either (x) employees of the Seller acting within the scope of their employment or (y) third parties who have assigned all of their rights therein to the Seller or (ii) licensed to the Seller from a third party, which license remains in full force.

         (d) The Seller is not infringing, and has not infringed upon, and is not misappropriating, and has not misappropriated, the rights of any Person in the conduct of the Business. Neither the Seller nor any Shareholder has received any written notice of any alleged infringement or misappropriation by Seller of the rights of any Person. To the Seller's or any Shareholder's Knowledge, no Person is infringing or has infringed or is misappropriating or has misappropriated any of the Intellectual Property.

         (e) The Seller does not have any obligation to compensate others for the use of any Intellectual Property. In addition, except for the non-exclusive right to use the WTP Trademark, the Seller's Copyrights and the confidential and proprietary techniques, know how, processes and methods for operating an independent legal document preparation services business and the promotion and marketing of such services granted to the Seller's currently licensed franchisees pursuant to the Franchising Contracts disclosed on Schedule 3.14(a), the Seller has not granted any license or other right to use, in any manner, any of the Intellectual Property, whether or not requiring the payment of royalties.

         (f) None of the technology, trade secrets, know-how, inventions, methods, techniques, and other intellectual property relating to the Business, the value of which to the

     Seller is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Seller or any Affiliate thereof to any Person other than employees, representatives, agents and franchisees of the Seller under an agreement of confidentiality.

         (g) Each Contract  relating to or affecting the Intellectual  Property
     (i) is in full force and effect and (ii) constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the Seller and, to the Knowledge of the Seller or any Shareholder, each of the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other law affecting the enforcement of creditors' rights generally or by general equitable principles.

         (h) The Seller has performed the obligations required to be performed by it to date under all Contracts relating to or affecting the Intellectual Property and is not in default or breach thereof, and no event or condition has occurred whether with or without the passage of time or the giving of notice, or both, that would constitute a breach or default. Neither the Seller nor any other party to any such Contract has provided any notice to the other party or the Seller, as applicable, of its intent to terminate, withdraw its participation in, or not renew any such Contract. The Seller has not, and to the Knowledge of the Seller or any Shareholder no other party to any such Contract has, threatened to terminate or not renew any such Contract. To the Knowledge of the Seller or any Shareholder no other party to any such Contract, is in breach or default under any provision thereof, and no event or condition has occurred, whether with or without the passage of time or the giving of notice, or both, that would constitute such a breach or default.

         (i) The execution, delivery and performance of this Agreement and the consummation of the Transactions does not and will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, withdrawal, acceleration or modification in or with respect to any Contract relating to or affecting the Intellectual Property, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any such Contract or
     (iii) result in the creation or imposition of any obligation and liability or any Encumbrances upon any of the Purchased Assets under the terms of any such Contract.

     3.17  Environmental  Matters.  To  the  Knowledge  of  the  Seller  or  any
           ----------------------
Shareholder:

         (a) The Seller and the operation of the Business is and has been in compliance with all applicable Environmental Laws.

         (b) There have occurred no and there are no events, conditions, circumstances, activities, practices, incidents, or actions that may give rise to any common law or statutory liability, or otherwise form the basis of any Legal Proceeding, Order, remedial or responsive action, or study involving or relating to the Seller, based upon or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substance or wastes.

         (c) There is no asbestos contained in or forming a part of any building, structure or improvement comprising a part of any of the Leased Real Property. There are no polychlorinated byphenyls (PCBs) present, in use or stored on any of the Leased Real Property. No radon gas or the presence of radioactive decay products of radon are present on, or underground at any of the Leased Real Property at levels beyond the minimum safe levels for such gas or products prescribed by applicable Environmental Laws.

     3.18 Permits.
          -------

         (a) The Seller has obtained and holds in full force, and Schedule 3.18(a) sets forth a complete and accurate list of, all Permits that are necessary for the Seller's operation of the Business. Each of the Seller's employees, independent contractors and agents has obtained and holds in full force all Permits that are necessary for them to provide their respective services to, for, and on behalf of the Seller or the Business. Neither the Seller nor any of its employees and to the Seller's or any Shareholder's Knowledge, none of its independent contractors or agents is in noncompliance with the terms of any such Permit. Any Permits held by the Seller that cannot be transferred to the Purchaser are identified as such on Schedule 3.18(a).

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in or give to any Person any right of termination, non-renewal, cancellation, acceleration or modification in or with respect to any Assigned Permit,
     (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under any Assigned Permit or (iii) result in the creation or imposition of any Liability or any Encumbrance upon any of the Purchased Assets under the terms of any Assigned Permit.

         (c) Except as set forth in Schedule 3.18(c) attached to this Agreement,
                                    ----------------
     there is no Order outstanding against the Seller, nor is there now pending, or to the Seller's or any Shareholder's Knowledge, threatened, any Legal Proceeding, which could adversely affect any Permit required to be obtained and maintained by the Seller.

     3.19 Regulatory Filings. The Seller has filed all registrations, filings, reports, and submissions that are required by any Requirement of Law including, without limitation, all Franchising Laws. All such registrations, filings, reports and submissions were made in accordance and complied with applicable Requirements of Law when filed and all information contained in such registrations, filings, reports and submissions was true and complete when made. Since the date of any such filing, there has been no development, event, change, condition or circumstance that would require the Seller to amend or supplement any such registration, filing, report or submission or otherwise make any additional registration, filing, report or submission, other than the fact of the consummation of the Transactions. No deficiencies have been asserted by any Governmental or Regulatory Authority with respect to any such registrations, filings, reports and submissions that have not been finally resolved. The Seller has not conducted, directly or indirectly, any business in, nor has it entered into any Franchising Contract with respect to, any territory or jurisdiction located outside of the United States.

     3.20 Taxes and Tax Returns.
          ---------------------

         (a) The Seller has filed all Tax Returns required to have been filed and, except as set forth in Schedule 3.20(a) attached to this Agreement, has paid all Taxes that have become payable. All such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Seller for the periods covered thereby. All Taxes not yet due and payable by the Seller which relate to periods ending on or before the date of the Seller's Balance Sheet are reflected as a liability thereon. All Taxes not due and payable by the Seller before the Closing Date with respect to periods ending after the date of the Seller's Balance Sheet have been withheld or reserved for and are reflected as liabilities on the Books and Records of the Seller.

         (b) Except as set forth in Schedule 3.20(b)(which sets forth the nature
                                    ----------------
     of the proceeding, the type of Tax Return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), (i) no deficiency for any Taxes has been proposed, asserted or assessed against the Seller that has not been resolved and paid in full or fully reserved for and identified on the Seller's Balance Sheet; (ii) the Seller nor any Shareholder has received any outstanding and unresolved notices from the IRS or any other Governmental or Regulatory Authority of any proposed examination or of any proposed change in reported information relating to the Seller; and (iii) no Legal Proceeding or audit or similar foreign Legal Proceedings are pending or to the Seller's or any Shareholder's Knowledge, threatened with regard to the Seller's Taxes or Tax Returns.

         (c) No waiver or comparable consent given by the Seller regarding the application of the statute of limitations with respect to any Taxes or Tax Returns is outstanding, nor is any request for any such waiver or consent pending.

         (d) There are no Encumbrances of any kind for Taxes upon any of the Purchased Assets other than for those Encumbrances for Taxes not yet due and payable.

         (e) The Seller has complied with all applicable Requirements of Law relating to the payment and withholding of Taxes (including, without limitation, withholding Taxes pursuant to Sections 1441 and 1442 of the
     Code). All monies the Seller is required by applicable Requirement of Law to collect or withhold from the employees of the Seller for income Taxes, social security and other payroll Taxes, or from independent contractors, shareholders or other third parties, have, within the time and manner presented by applicable Requirement of Law, been collected or withheld, and either paid to the respective Governmental or Regulatory Authority.

         (f) The Seller has not, during the five-year period ending on the Closing Date, been a personal holding company within the meaning of ss.541 of the Code.

         (g) The Seller has never filed or been included in any combined or consolidated Tax Return with any other Person or been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code. The Seller does not otherwise have liability for the Tax of any other Person under Treas. Reg. ss.1.1502-6 (or any comparable provisions of state, local or foreign Tax Law) and the Seller is not a party to or bound by any Contract with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing Authority) and is not otherwise responsible by
                                       38

     Contract or any Requirement of Law (including theories of successor or transferee liability) or otherwise, for the Taxes of any other Person.

         (h) The Seller has not been at any time on or before the Closing Date, a "United States real property holding corporation" within the meaning of ss.897 of the Code; and the Seller will timely supply to Purchaser such documentation as may be required to relieve the Purchaser of the obligation to withhold Taxes pursuant to ss.ss.897 and 1445 of the Code.

         (i) Neither the Seller nor the Purchaser will, as a result of any or the Transactions, be obligated to make a payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in ss.280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (j) The Seller has not filed a consent under ss.341(f) of the Code or any comparable provision of a state statute.

         (k) None of the Purchased Assets is required to be treated as owned by any other Person pursuant to the "safe harbor lease" provisions of former
     Section 168(f)(8) of the Code.

         (l) To the Knowledge of the Seller or any Shareholder, no state of facts exists or has existed that would constitute grounds for the assessment of Tax liability with respect to periods that have not been audited by the IRS or any other Taxing Authority.

     3.21 Affiliate Transactions. Schedule 3.21 attached to this Agreement lists each written and fully describes each Contract, transaction or series of
transactions,   whether  written  or  oral  (other  than  for  the  compensation arrangements described in Schedule 3.8(a) and Schedule 3.9(a)), pursuant to which the Seller is a party or otherwise bound with any Affiliate of any or all of the Seller and the Shareholders (an "Affiliate Transaction"). Each Affiliate Transaction has been entered into the normal and ordinary course of the Business and pursuant to the reasonable requirements thereof.

     3.22 Reserved.
          --------

     3.23 Accounts Receivable. All Accounts Receivable owing to the Seller as of the date of this Agreement are completely and accurately listed and aged on
Schedule 3.23 attached to this Agreement and all Accounts Receivable owing to the Seller as of the Closing Date will be completely and accurately listed and aged on an update to Schedule 3.23 to be delivered by the Seller to the Purchaser at the Closing. The Accounts Receivable arose from bona fide transactions in the normal and ordinary course of business and reflect credit terms consistent with past practice. The Seller has not sold, factored, securitized, or consummated any similar transaction with respect to any of its Accounts Receivable. Subject to proper reserves taken into account consistently in accordance with the Seller's prior practice as reflected on Schedule 3.23, each Accounts Receivable is fully collectable in the normal and ordinary course of business (i.e., without resort to litigation or assignment to a collection agency), and are not subject to any dispute, counterclaim, defense, set-off or other claim.

     3.24 Solvency. On and as of the date of this Agreement, and after giving effect to the Closing and any other Transactions contemplated by the Transaction Documents, (i) the sum of the Seller's Liabilities is not greater than all of the assets of the Seller at a fair valuation, (ii) the present fair salable value of the Seller's assets is not less than that will be required to pay the probable liability of the Seller on its Liabilities as they become absolutely mature, (iii) the Seller has not incurred, will not incur, does not intend to incur and does not believe that it will incur, Liabilities beyond the Seller's ability to pay such Liabilities as they mature, (iv) the Seller is not engaged in, and is not about to engage in, a business or transaction for which the Seller's assets constitutes or would constitute unreasonably small capital, and
(v) the Seller is not insolvent as defined in, or otherwise in a condition which could in any circumstances then or subsequently render any transfer or conveyance made by it voidable or fraudulent pursuant to, any Requirements of Law pertaining to bankruptcy, insolvency or creditors' rights generally including, without limitation the Bankruptcy Code of 1978, 11 U.S.C. ss.101, et seq., as amended, the Uniform Fraudulent Transfer Act as enacted in the State of California, as amended, or any other applicable Requirements of Law relating to fraudulent conveyances, fraudulent transfers or preferences. The Seller is receiving reasonably equivalent value and consideration from the Purchaser for the Purchased Assets and is not selling the Purchased Assets to the Purchaser with intent to hinder, delay or defraud any of its creditors.

     3.25 Officers and Directors.
          ----------------------

         (a) Except as set forth on Schedule 3.25(a) attached to this Agreement,
                                    ----------------
     neither of the Shareholders nor any of the current directors, current executive officers or current significant employees of the Seller has, within the past five (5) years:

               (i) been convicted of, or pled guilty or no contest to, any crime (other than traffic offenses and other minor offenses);

               (ii) been named as a subject of any criminal Legal Proceeding (other than for traffic offenses and other minor offenses);

               (iii) been the subject of any Order or sanction relating to an alleged violation of, or otherwise found by any Governmental or Regulatory Authority to have violated: (A) any Requirement of Law relating to securities or commodities, (B) any Requirement of Law respecting financial institutions, insurance companies, or fiduciary duties owed to any Person, (C) any Requirement of Law prohibiting fraud (including, without limitation, mail fraud or wire fraud) or (D) any Franchising Laws;

               (iv) been the subject of any Order enjoining or otherwise prohibiting him or her from engaging in any type of business activity; or

               (v) been the subject of any Order or sanction by (A) a self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), (B) a contract market designated pursuant to Section 5 of the Commodity Exchange Act, as amended, or (C) any substantially equivalent foreign authority or organization.

         (b) Except as set forth on Schedule 3.25(b) attached to this Agreement,
                                    ----------------
          during the past five (5) years, (i) no petition under the Federal bankruptcy laws or any state insolvency or similar law has been filed by or against, and (ii) no receiver, conservator, fiscal agent or similar officer has been appointed for, any Shareholder or any of the current directors, current executive officers or current significant employees of the Seller or any partnership in which any of the foregoing individuals was a general partner or any Person of which any of the foregoing individuals was a director or an executive officer or had a position having similar powers and authority at or within two (2) years of the date of such filing or appointment.

         (c)  Schedule  3.25(c)  attached  to  this  Agreement  is an  accurate
              ---------------
          and complete list of all Persons (other than any of the persons described in the first sentence of Section 1.4, subpart (iii)) that are Affiliates of any Shareholder, any of the current directors, any of the current officers or current significant employees of the Seller, detailing the nature of the relationship between each such individual and each such Person that causes such Person to be an Affiliate of each such individual.

     3.26 Brokers or Finders. Except as set forth in Schedule 3.26 attached to this Agreement, neither the Seller nor the Shareholders have engaged the services of any broker or finder with respect to any of the Transactions, and no Person acting on behalf of the Seller or any Shareholder has or will have, as a result of the consummation of any of the Transactions, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker thereof. Without degradation to any of the foregoing, the Seller is are solely responsible for the payment of the commissions, fees and other compensation payable to the Person having any such right, interest or claim including, without limitation, the Persons identified on Schedule 3.26.

     3.27 No  Other  Agreements  to Sell  Assets.  Neither  the  Seller  nor any
Shareholder has granted, and there is not outstanding, any option, right, agreement, Contract or other obligation or commitment pursuant to which any other Person could claim a right to acquire in any way any of the Purchased Assets or any ownership or other material interest in either the Seller or the Business.

     3.28 Franchises.
          ----------

         (a) Schedule 3.28(a) attached to this Agreement accurately and
             ---------------
     completely lists the names and addresses of all of the Seller's franchises and details separately (i) the Seller's total initial license and franchise fee revenue, (ii) total processing fee revenue, and (iii) total other revenue attributable to each such franchise during each of the fiscal years ended 2002, 2003 and 2004. There has been no adverse change in the Seller's business relationship with any such franchise that, in the aggregate, could have a Material Adverse Effect.

         (b) Except as set forth on Schedule 3.28(b) attached to this Agreement,
                                    ----------------
     (i) the Seller does not own or operate any legal document preparation services business other than the Seller's provision of such services to its currently licensed franchisees under the Franchising Contracts disclosed on
     Schedule 3.14(a) and (ii) neither Shareholder, nor any of the Seller's or either Shareholder's respective Affiliates is a party to any Franchising Contract or otherwise owns or operates any legal document preparation service business other than the Shareholders' ownership of the Seller.

         (c) Schedule 3.28(c) attached to this Agreement accurately and
             ----------------
     completely identifies, with respect to each presently outstanding and unexpired right to license, option, or right of first refusal or negotiation, to operate franchises and businesses using any of the Seller's
     Trademarks:  (i) the  territories  to which such right or options  applies;
     (ii) the Persons to whom any such right or option is granted; and (iii) the amounts paid by such Persons for such right or option. Except as set forth on Schedule 3.28(c), there is no presently outstanding and unexpired right to license, option, or right of first refusal or negotiation, to operate franchises and businesses using any of the Seller's Trademarks.

         (d) Except as set forth on Schedule 3.28(d) attached to this Agreement,
             ----------------
     none of the Franchising Contracts provides for a duration which is different than the duration expressly set forth in the Form Franchising Contract included as part of the Uniform Offering Circular provided to the applicable franchisee.

         (e) Schedule 3.28(e) attached to this Agreement accurately and
             ----------------
     completely identifies all presently outstanding and unexpired rights granted to any Person to sell or sub-franchise all or any portion of any territory granted to such Person pursuant to a Franchising Contract.

         (f) Schedule 3.28(f) attached to this Agreement accurately and
             ----------------
     completely identifies all agreements and arrangements between the Seller and any Person party to a Franchising Contract which obligates the Seller to indemnify such Person or to maintain any type of insurance and, in the case of any obligation to maintain insurance, Schedule 3.28(f) also sets forth the type of insurance and coverage amounts so required to be maintained.

         (g) Schedule 3.28(g) attached to this Agreement accurately and
             ----------------
     completely quantifies, by franchisee, all unsatisfied and ongoing commitments made by the Seller to pay for any advertising expenditures made by such franchisee.

         (h) Schedule 3.28(h) attached to this Agreement accurately and
             ----------------
     completely identifies all agreements and commitments made by the Seller pursuant to any Franchising Contract in respect to participation in the management of the Seller, whether as a member of the Seller's board of directors, any advisory board or committee, as an officer of the Seller, or otherwise.

         (i) Schedule 3.28(i) attached to this Agreement completely and
             ----------------
     accurately lists and quantifies, with respect to each Person which is a party to a Franchising Contract, each Contract pursuant to which the Seller agreed, directly or indirectly, to be responsible for the payment or performance of any obligation incurred for or on behalf of such Person, whether for any loan, line of credit, lease or other obligation of such Person.

         (j) Schedule 3.28(j) attached to this Agreement accurately and
             ----------------
     completely lists the address of each "We the People" center that is presently being operated by the Seller for or on behalf of any Person which is a party to a Franchising Contract and the identity of such Person.

         (k) Schedule 3.28(k) attached to this Agreement accurately and
             ----------------
     completely lists each Franchising Contract which purports to restrict the right of the Seller or any

     Person acquiring the Seller or the Seller's assets or any of their respective Affiliates from engaging in any business activities in a manner which is more restrictive than those restrictions otherwise expressly provided for in the Form Franchising Contract included as part of the Uniform Offering Circular provided to the applicable franchisee.

         (l) The Franchise Repurchase Obligations identified on Schedule 2.10(b) completely and accurately reflect the balance of the purchase price payable for the purchase of the franchise territories and businesses that is outstanding as of the date of this Agreement under each of the Franchise Repurchase Agreements.

        (m) Schedule 3.28(m)attached to this Agreement accurately and completely
            ----------------
     lists  all   obligations   (other   than  the   Franchise   Repurchase
     Obligations) arising under or in connection with any Franchising Agreement to repay or refund any franchising fee or other amount paid by a Person to obtain rights to any territory or any obligation to repurchase any territory or rights from any Person.

         (n) Except as set forth on Schedule 3.28(n), no grant by the Seller to
                                    ----------------
     any Person of any right to use any of the Seller's Trademarks in any territory violates or contravenes on the rights of any other Person.

     3.29 Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time, or any successors thereto.

     3.30 Business Practices. Neither the Seller nor any Shareholder nor any of the Seller's directors, officers, agents, employees or representatives in their capacities as such has: (a) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (b) directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent or other party acting on behalf of or under the auspices of a governmental official or Governmental or Regulatory Authority, in any jurisdiction, which is in any manner related to the Business that was illegal under any Requirements of Law; (c) made any payment to any customer or subcontractor of the Business or to any officer, director, partner, employee or agent of any such customer or subcontractor, for the unlawful influence of any such customer or subcontractor or any such officer, director, partner, employee or agent; (d) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or subcontractor or any such officer, director, partner, employee or agent, in respect of the Business; or (e) violated any Requirement of Law pertaining to campaign finance, elections or similar areas.

     3.31 Accuracy and Completeness of Information. To the Knowledge of the Seller or any Shareholder, all information furnished, to be furnished or caused to be furnished to the Purchaser or the Guarantor by any or all of the Seller and the Shareholders with respect to any of the Purchased Assets, the Assumed Liabilities, the Business, the Seller and the Shareholders for the purposes of or in connection with this Agreement or any of the Transactions is or, if furnished after the date of this Agreement, shall be true and complete in all material respects and does not, and, if furnished after the date of this Agreement, shall not, contain any
                                       43
untrue statement of material fact or fail to state any material fact necessary to make such information not misleading.

     3.32 Compliance with Securities Laws. The Seller is acquiring all DFC Common Stock being received as a part of the Stock Consideration pursuant to
Section 2.3 for its own account without a view to or for the resale or other disposition thereof, except that the Seller may, by way of dividend or distribution, transfer all or any portion of such DFC Common Stock to the Shareholders in their respective capacities as such. Neither the Seller nor any Shareholder shall offer, sell, transfer, assign, pledge or hypothecate all or any portion of the such DFC Common Stock unless such shares are registered under the Securities Act and applicable state securities laws or exempt therefrom. The Seller and each of the Shareholders is an "accredited investor," as such term is defined under the Rule 501 of Regulation D promulgated under the Securities Act and has such experience in financial and business matters (or the Seller's and the Shareholders' respective professional advisors or purchaser's representative has such financial experience) such that it is a capable of evaluating the merits and risks of an investment in the DFC Common Stock. The Seller and each of the Shareholders acknowledge that it and he and she have been given a full opportunity to examine such instruments, documents and other information and materials relating to the Purchaser as the Seller or the respective Shareholder deemed necessary or appropriate to make an informed decision relating to an acquisition of the DFC Common Stock and such securities' suitability as an investment for the Seller or such Shareholder. The Seller and each of the Shareholders further acknowledge that the Seller and such Shareholder have been afforded a full opportunity to ask questions and to obtain any additional information necessary to verify the accuracy of any information furnished and that the Seller and such Shareholder has, in fact, asked all such questions and reviewed all such instruments, documents and other information and materials as the Seller and such Shareholder has so deemed necessary and appropriate, including, without limitation, the following reports filed by DFC with the Securities and Exchange Commission: report on Form 10-K for DFC's fiscal year ended June 30, 2004; 10-Q for each of DFC's fiscal quarters ended September 30, 2004 and December 31, 2004; all reports on Form 8-K filed since June 30, 2004 and the final prospectus from DFC's initial public offering. The Seller and each Shareholder acknowledges that the shares of DFC Common Stock issued as Stock
Consideration under this Agreement cannot be pledged, hypothecated, sold or transferred without registration under the Securities Act or an exemption therefrom and that each certificate representing any such Shares shall be stamped or otherwise imprinted conspicuously with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR ANY SUCH LAW.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     4.1 Organization. The Purchaser (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation; (ii) has the power and authority to own and operate its properties and assets and to transact its business as currently conducted and
(iii) is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to qualify and be authorized to do business.

     4.2 Authorization for Agreement. The execution, delivery and performance of this Agreement and the consummation of the Transactions by the Purchaser (i) are within the Purchaser's corporate powers and duly authorized by all necessary corporate and, if necessary, shareholder action on the part of the Purchaser and
(ii) do not and will not (A) require any action by or in respect of, or filing with, any Governmental or Regulatory Authority, except as set forth in this Agreement or (B) contravene, violate or constitute, whether with or without the passage of time or the giving of notice or both, a breach or default under, any of the Purchaser's Organizational Documents, any Requirement of Law applicable to Purchaser or any of its properties or any Contract to which the Purchaser or any of its properties is bound, except as set forth in Schedule 4.2.

     4.3 No Consents. No Consent of any party to any Contract with the Purchaser is required in connection with the Transactions, the failure of which to obtain would have a material adverse effect on the Purchaser.

     4.4 Enforceability. This Agreement and each of the Transaction Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other law affecting the enforcement of creditors' rights generally or by general equitable principles.

     4.5 Litigation. There is no Legal Proceeding or Order pending against or, to the knowledge of the Purchaser, threatened against or affecting, the Purchaser or any of its properties or otherwise that could adversely affect or restrict the ability of the Purchaser to consummate fully the Transactions or that in any manner draws into question the validity of this Agreement.

     4.6 DFC Common Stock. The DFC Common Stock to be issued pursuant to this Agreement will, on the Closing Date, be duly and validly issued, fully paid and non-assessable, and free of any preemptive rights. Assuming the accuracy of the representations and warranties set forth in Section 3.32 and the Seller's and Shareholders' compliance with their respective obligations under all applicable Requirements of Law with respect to such DFC Common Stock, the DFC Common Stock to be issued pursuant to this Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act.

     4.7 Brokers or Finders. Except as set forth in Schedule 4.7 attached to this Agreement, neither the Purchaser nor any Purchaser Affiliated Entity has engaged the services of any broker or finder with respect to any of the Transactions, and no Person acting on behalf of
                                       45
the Purchaser has or will have, as a result of the consummation of any of the Transactions, any right, interest or valid claim against or upon the Seller for any commission, fee or other compensation as a finder or broker thereof. Without degradation to any of the foregoing, the Purchaser is solely responsible for the payment of the commissions, fees and other compensation payable to the Person having any such right, interest or claim including, without limitation, the Persons identified on Schedule 4.7.

                                    ARTICLE 5
                                    COVENANTS

     5.1 Approvals. Each of the Seller, the Shareholders and the Purchaser shall use their respective commercially reasonable efforts to obtain all Regulatory Approvals and Consents from such other third parties including, without limitation, Consents required under any Contract, Permit or Requirement of Law, that are necessary for such party to be able to perform its, his or her obligations under this Agreement. The Shareholders shall cause the Seller to cooperate with the Purchaser to the fullest extent practicable in seeking to obtain all such Regulatory Approvals and Consents, and shall provide, and shall cause the Seller to provide, such information and communications to all Governmental or Regulatory Authorities as they or the Purchaser may reasonably request from time to time in connection therewith. Nothing contained herein shall require either of the Seller or the Purchaser to amend the provisions of this Agreement, to pay or cause any of their respective Affiliates to pay any money not otherwise already required to be paid or payable by such Person under all applicable Requirements of Law and Contracts, or to provide or cause any of its Affiliates to provide any guaranty to obtain any such Regulatory Approvals or Consents.

     5.2 Cooperation; Access to Books and Records. The Seller will, and the Shareholders will and will cause the Seller to, cooperate with the Purchaser in connection with the Transactions, including, without limitation, cooperating in the determination of which Regulatory Approvals and Consents are required or advisable to be obtained prior to the Closing Date. Until the Closing Date, the Seller will, and the Shareholders will and will cause the Seller to, afford to the Purchaser, its agents, legal advisors, accountants, auditors, commercial and investment banking advisors and other authorized representatives, agents and advisors reasonable access to all of the properties and books and records of the Seller (including those in the possession or control or their accountants, attorneys and any other third party), as the case may be, for the purpose of permitting the Purchaser to make such investigation and examination of the business and properties of the Seller as the Purchaser, in its discretion, shall deem reasonably necessary. Any such investigation, access and examination shall be conducted during normal business hours, at the Purchaser's sole cost and expense, upon reasonable prior written notice by the Purchaser and on terms not disruptive to the business, operation or employees of the Seller or any of the Seller's Affiliates. The Seller will, and the Shareholder will cause the Seller to, cause each of their respective directors, officers, employees and representatives, including, without limitation, their respective counsel and accountants, to cooperate fully with the Purchaser in connection with such investigation, access and examination. The results of such investigation and examination is for the Purchaser's sole benefit, and shall not (i) impair or reduce any representation or warranty made by any or all of the Seller and the Shareholders in this Agreement or (ii) relieve the Seller or any Shareholder from its or their obligations with
                                       46
respect to such representations and warranties (including, without limitation, the indemnification obligations under Article 9).

     5.3 Duty to Supplement.
         ------------------

         (a) Promptly upon the Seller's or any Shareholder's discovery of the occurrence of any development, event, change, circumstance or condition, whether considered alone or together any other one or more developments, events, changes, circumstances or conditions, that has had, or could have, a Material Adverse Effect , the Seller and the Shareholders shall, as the case may be, notify the Purchaser of such development, event, change, circumstance or condition. In the event that the Purchaser receives such notice or otherwise discovers the fact of any such development, event, circumstance or condition, the Purchaser shall be entitled, in its sole discretion, to terminate this Agreement within ten (10) days after so discovering without further obligation or liability upon the delivery of written notice to the Seller to that effect.

         (b) Promptly upon the Seller's or any Shareholder's discovery of any development, event, change, condition or circumstance that causes any representation or warranty made by any or all of the Seller or the Shareholders to the Purchaser in this Agreement to become untrue or inaccurate at any time after the date of this Agreement, the Seller and the Shareholders shall notify the Purchaser of such development, event, change, condition or circumstance. No such notification or disclosure by the Seller or any Shareholder to the Purchaser shall in any manner be deemed to be a waiver by the Purchaser of the Seller's and the Shareholders' duty to satisfy the condition that the applicable representation or warranty as originally made in this Agreement be true and correct in all material respects at the Closing.

     5.4 Confidentiality.
         ---------------

         (a) Each party to this Agreement shall not disclose any Confidential Information about any other party to any Person unless the party desiring to disclose such Confidential Information receives the prior written consent of the party about whom such Confidential Information pertains, except (i) to any party's employees, agents and representatives who have a need to know such Confidential Information for the performance of their duties as employees, agents or representatives, (ii) to the extent strictly necessary to obtain any Consents including, without limitation, any Regulatory Approvals, that may be required or advisable to consummate the Transactions, (iii) to enforce such party's rights and remedies under this Agreement, (iv) with respect to disclosures that are compelled by any Requirement of Law or pursuant to any Legal Proceeding; provided, that the party compelled to disclose Confidential Information pertaining to any other party shall notify such other party thereof and use his or its commercially reasonable efforts to cooperate with such other party to obtain a protective order or other similar determination with respect to such Confidential Information; (v) made to any party's legal counsel, independent auditors, investment bankers or financial advisors under an obligation of confidentiality; or (vi) as otherwise permitted by Section
     5.9 of this Agreement.

         (b) In the event that the Closing shall not occur, each party shall, upon the request of the other party, return to the other party or destroy all Confidential Information and any copies thereof previously delivered by such requesting party, except (i) for such documents,
                                       47
     notes, memoranda, analyses, computations, studies and other writing prepared by the party returning or destroying such Confidential Information and (ii) to the extent that such party deems such Confidential Information necessary to enforce his or its rights under this Agreement.

         (c) The obligation of confidentiality contained in this Section 5.4
                                                                 -----------
     shall, (i) from and after the date of this Agreement, supersede all of the obligations contained in that certain Non-Disclosure Agreement between the Purchaser and the Seller dated January 28, 2004, and (ii) survive the termination of this Agreement, or the Closing, as applicable, for a period of five (5) years after the date of such termination or the Closing Date, respectively; provided, that, if the Closing shall occur, then the Purchaser's obligation of confidentiality shall terminate upon the Closing, except to the extent relating to the Excluded Assets and personal information related to the Shareholders.

     5.5 Performance of Conditions. The Seller, the Shareholders and the Purchaser shall, and the Shareholders shall cause the Seller to, take all reasonable steps necessary or appropriate and use all commercially reasonable efforts to effect as promptly as practicable the fulfillment of the conditions required to be obtained that are necessary or advisable for the Seller and the Purchaser to consummate the Transactions including, without limitation, all conditions precedent set forth in Article 6.

     5.6 Conduct of Business. During the period of time from and after the date of this Agreement to the Closing Date, the Seller shall, and the Shareholders shall cause the Seller to, operate the Business in the normal and ordinary course in a manner consistent with past practice. Without limitation to the foregoing, the Seller shall and the Shareholders shall cause the Seller to, do the following:

         (a) maintain the Seller's corporate existence and all Permits, bonds, franchises and qualifications to do business;

         (b) comply with all applicable Requirements of Law;

         (c) preserve intact the Seller's material business relationships with its agents, customers, franchisees, employees, creditors and others with whom the Seller has a business relationship;

         (d) preserve the Seller's assets, properties and rights (including, without limitation, the Purchased Assets) necessary or advisable to the profitable conduct of the Business;

         (e) pay when due all Taxes lawfully levied or assessed against the Seller before any penalty or interest accrues on any unpaid portion thereof
     and  to  file  all  Tax  Returns  when  due  (including   after  applicable
     extensions);

         (f) maintain in full force and effect all policies of insurance adequate (both in terms of coverage and amount of coverage) to insure against risks as are customarily and prudently insured against by companies of established repute engaged in the same or a similar business; and
                                       48

         (g) perform all material obligations under all Contracts to which the Seller is a party or by which it or its properties are bound or subject.

     5.7 Negative Covenants. During the period from and after the execution and delivery of this Agreement until the Closing, the Seller shall not, and the Shareholders shall not cause or permit the Seller to, directly or indirectly, take or cause to be taken any action, omit to take any action or enter into any transaction that would result in any of the representations and warranties made by any of the Seller or the Shareholders to become untrue or incorrect or to do any of the following, in any case, without the express prior written consent of the Purchaser, which consent shall not be unreasonably withheld:

         (a) make or adopt any changes to or otherwise alter the Seller's Organizational Documents;

         (b) purchase or enter into any Contract or commitment to purchase or lease any real property;

         (c) grant any salary increase or permit any advance to any director, officer or employee or enter into any new, or amend or otherwise alter, any Employee Benefit Plan, or any employment or consulting Contract, or any Contract providing for the payment of severance;

         (d) make any borrowings or otherwise create, incur, assume or guaranty any indebtedness (except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the normal and ordinary course of the Business), issue any commercial paper or refinance any existing borrowings or indebtedness;

         (e) enter into any Permit other than in the normal and ordinary course of business;

         (f) enter into any Contract, other than in the normal and ordinary course of the Business; provided that any Contract permitted to be entered into pursuant to this Section 5.7(f) shall not (i) involve a commitment of the Seller's assets or the incurrence by the Seller of liabilities in any one transaction or series of related transactions in excess of $5,000 and cause the aggregate commitment under all such new Contracts to exceed $25,000, or (ii) except for any Franchising Contract, involve a term of more than one (1) year;

         (g) make, or enter into any commitment to make, any contribution (charitable or otherwise) to any Person;

         (h) except for transactions with franchises owned by the Shareholders or any of the Seller's directors and officers on the date of the Agreement which are completed on the same basis and manner as Seller's similar transactions with all other franchises, enter into any transaction with any Affiliate of the Seller, any Shareholder or any of the Seller's directors, officers or significant employees, including, without limitation the purchase, sale or exchange of property with, the rendering of any service to, or the making of any loans to, any such Affiliate;

          (i) (x) declare or pay any dividend, distribution or payment in respect of, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of the Seller's securities, whether debt or equity, and whether in cash or property or in obligations of the Seller, or (y) pay any royalty or management fee;

         (j) grant or issue any subscription, warrant, option or other right to acquire any of the Seller's securities, whether debt or equity, and whether by conversion or otherwise, or make any commitment to do so;

         (k) merge or consolidate, or agree to merge or consolidate, with or into any other Person or acquire or agree to acquire or be acquired by any Person;

         (l) mortgage, pledge, hypothecate or grant a security interest in, or otherwise permit or suffer to exist any Encumbrance upon, any of the Purchased Assets;

         (m) sell, lease, license, exchange, transfer or otherwise dispose of, or agree to sell, lease, license, exchange, transfer or otherwise dispose of, any of the Purchased Assets with an individual fair market value of $5,000 or more in each case or $25,000 in the aggregate;

         (n) enter into any Contract or make any commitment to make any capital expenditures or capital additions or betterments in excess of an aggregate of $10,000;

         (o) cause or permit the Seller or any such Subsidiary to (i) terminate any Employee Benefit Plan, (ii) permit any "prohibited transaction" involving any Employee Benefit Plan, (iii) fail to pay to any Employee Benefit Plan any contribution which it is obligated to pay under the terms of such Employee Benefit Plan, whether or not such failure to pay would result in an "accumulated funding deficiency" or (iv) allow or suffer to exist any occurrence of a "reportable event" or any other event or condition, which presents a material risk of termination by the PBGC of any Employee Benefit Plan. As used in this Agreement, the terms "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA;

         (p) not compromise, settle, grant any waiver or release relating to or otherwise adjust any Legal Proceeding or claim asserted against the Seller, which results in (x) any admission of liability on the part of, or the entering of any judgment against the Seller, (y) the Seller's being required to take any action or any imposition of any restrictions on the part of any of the Seller or (z) the payment of money by the Seller in excess of $25,000 or the release by the Seller of any right or claim having a value in excess of $50,000;

         (q) accelerate collection of any of its Accounts Receivables;

         (r) enter into any transaction or conduct any operations not in the normal and ordinary course of business; or

         (s) enter into any Contract or make any commitment to do any of the foregoing.

     5.8 Exclusive  Negotiation.  Neither the Seller nor any Shareholder  shall:
(i) provide any information about the Seller or the Business to any Person (other than the Purchaser and its representatives) with a view to sell, lease, license, exchange, transfer or otherwise dispose or solicit an offer for the acquisition of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business; (ii) solicit or accept any other offers for the sale, lease, license, exchange or transfer or other disposition of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business; (iii) negotiate or discuss with any Person (other than the Purchaser and any of its representatives) the possible sale, lease, license, exchange, transfer or other disposition of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business; or (iv) sell, lease, license, exchange, transfer or otherwise dispose of any of the Purchased Assets or any ownership or other material interest in the Seller or the Business, in any of the foregoing cases, whether by equity sale, merger, consolidation, equity exchange, sale of assets or otherwise. The Seller shall, and the Shareholders shall and shall cause the Seller to, advise the Purchaser promptly of its or their receipt of any written offer or written proposal concerning any of the Purchased Assets, the Seller, or the Business or any material interest therein, and the terms thereof.

     5.9 Public Announcements. None of the parties shall issue any public report, statement, press release or similar item or make any other public disclosure with respect to the execution or substance of this Agreement or the Closing prior to the consultation with and approval of the other parties, except that the Purchaser may, after the Closing, or if the Purchaser or its counsel deem it necessary to comply with the Purchaser's obligations under applicable federal or state securities laws, prior to the Closing, issue any such report, statement, press release or similar item or make any such public disclosure.

     5.10 Monthly Financial Statements.. The Seller will, and the Shareholders will cause the Seller to, deliver to the Purchaser as soon as available and in any event within twenty (20) days after the end of each calendar month, statements of operations of the Seller and the Business for such month and for that part of the fiscal year ending with such month, and the related balance sheet as at the end of such month, certified by the chief financial officer of the Seller to present fairly the financial position of the Seller and the Business as at the end of such month and the results of its operations for the periods then ended and to have been prepared in accordance with GAAP consistently applied, except that such financial statements need not include full financial footnotes.

     5.11 Reserved.
          ---------

     5.12 New Franchising Contracts and Arrangements. In the event that the Seller proposes to (a) enter into any new Franchising Contract, (b) amend, grant any concession, or waive any rights under any existing Franchising Contract, (c) consent to any assignment or transfer of any existing Franchising Contract, or
(d) amend, grant any concession or waive any rights in relation to the Seller's standard terms and conditions with respect to the sale of goods or the provision of any services to or for the benefit of any of its franchisees, the Seller shall (and the Shareholders shall cause the Seller to) provide prior written notice to the Purchaser thereof. Such notice shall contain a true and complete copy of all Contracts pertaining thereto and detailed description of any oral understandings and arrangements pertaining thereto. The Seller shall (and the Shareholders shall cause the Seller to) furnish as promptly as practicable all such
                                       51
additional information and documents as the Purchaser shall reasonably request in connection therewith.

                                    ARTICLE 6
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 Conditions Precedent to Purchaser's Obligations. The Purchaser's obligation to consummate the Transactions is subject to the satisfaction of, or waiver in writing by the Purchaser of, prior to or at the Closing, each and every of the following conditions precedent:

         (a) Due Diligence.  The Purchaser's completion and satisfaction with
             -------------
     the results of its due diligence review in connection with the Transactions, including, without limitation, its completion and review of lien searches on the Seller's assets.

         (b) Representations and Warranties.  Each of the representations and
             ------------------------------
     warranties of the Seller and the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. Each of the Seller and the Shareholders shall execute and deliver to the Purchaser a certificate dated the Closing Date, certifying that all of the Seller's and the Shareholders' representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

         (c) Compliance with Covenants and Conditions.  Each of the Seller and
             ----------------------------------------
     the Shareholders shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by the Seller and the Shareholders, as the case may be, at or prior to the Closing Date. Each of the Seller and the Shareholders shall execute and deliver to the Purchaser a certificate dated as of the Closing Date, certifying that the Seller and the Shareholders have fully performed and complied in all material respects with all the duties, obligations and conditions required by this Agreement to be performed and complied with by them at or prior to the Closing Date.

         (d) Delivery of Documents.  The Seller and the Shareholders shall have
             ---------------------
     executed and delivered to the Purchaser all Contracts, documents, certificates, instruments and items required to be delivered by it or them prior to the Closing Date pursuant to this Agreement as set forth in
     Section 7.3 hereof.

         (e) Consents.  All proceedings, if any, to have been taken and all
             --------
     Consents including, without limitation, all Regulatory Approvals, necessary or advisable in connection with the Transactions shall have been taken or obtained.

         (f) Lender Approval.  The Purchaser shall have obtained, on terms
             ---------------
     satisfactory to it in its sole discretion, approval by its lender for its acquisition of the Purchased Assets.

         (g) Names. The Seller and each Affiliate of the Seller, any Shareholder
             -----
     or any of the Seller's directors, officers or significant employees shall have completed all requisite documents and taken all actions necessary to effect a change in their respective names so as to remove any reference therein to the WTP Trademark or to any name similar to the WTP Trademark and to permit the Purchaser's use of the WTP Trademark.

         (h) No Legal Proceeding Affecting Closing.  There shall not have been
             -------------------------------------
     instituted and there shall not be pending or threatened any Legal Proceeding, and no Order shall have been entered (i) imposing or seeking to impose limitations on the ability of Purchaser to acquire or hold or to exercise full rights of ownership of any of the Purchased Assets; (ii) imposing or seeking to impose limitations on the ability of the Purchaser to combine and operate the Business or the Purchased Assets with the Purchaser's business, operations and assets; (iii) imposing or seeking to impose other sanctions, damages or liabilities arising out of the Transactions on the Purchaser or any of the Purchaser's directors, officers or employees; (iv) requiring or seeking to require divestiture by the Purchaser of all or any material portion of the Business or the Purchased Assets; or (v) restraining, enjoining or prohibiting or seeking to restrain, enjoin or prohibit the consummation of the Transactions.

         (i) Secretary's Certificate.  The Seller shall have delivered to the
             -----------------------
     Purchaser a certificate or  certificates  dated as of the Closing Date and signed on its behalf by its Secretary to the effect that (i)(A) the copy of the Seller's articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of the Seller's bylaws as in effect on the date thereof and at all times since the adoption of the resolution referred to in (D) is annexed to such certificate, (D) the resolutions by the Seller's board of directors and shareholders authorizing the actions taken in connection with the sale of the Purchased Assets, including, without limitation, the execution, delivery and performance of this Agreement, were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate); (ii) setting forth the specimen signatures on such certificate or certificates of the incumbent officers of the Sellers executing this Agreement and any of the other Transaction Documents on behalf of the Seller as their genuine signatures; and (iii) the Seller is in good standing in all jurisdictions where it is required to be qualified and authorized to do business. The certification referred to above in (iii) shall attach certificates of good standing certified by the Secretaries of State or other appropriate officials of such states, dated as of a date not more than a five (5) days prior to the Closing Date.

         (j) Opinion of Counsel of the Seller.  Paul, Hastings, Janofsky &
             --------------------------------
     Walker LLP, special counsel for the Seller and the Shareholders, shall have delivered to the Purchaser its opinion, dated the Closing Date and in the form attached hereto as Exhibit I.

         (k) Pay-Off Amounts.  The Pay-Off Amounts due to the Pay-Off Amount
             ---------------
     Recipients and the Other Payment Recipients by the Seller on the Closing Date shall not exceed Ten Million Five Hundred Thousand Dollars ($10,500,000), representing the Cash Consideration less the Escrow Amount.

         (l) New Franchising Contracts and Arrangements.  Seller shall not
             ------------------------------------------
     have (i) entered into any new Franchising Contract, (ii) amended, granted any concession, or waived any rights under any existing Franchising Contract, (iii) consented to any assignment or transfer of any existing Franchising Contract, or (iv) amended, granted any concession or waived any
                                       53
     rights in relation to the Seller's standard terms and conditions with respect to the sale of goods or the provision of any services to or for the benefit of any of its franchisees, in any case, in a manner or pursuant to any terms and conditions that are unsatisfactory to the Purchaser in its reasonable discretion.

         (m) Warrantholder Release.  The Seller shall have delivered to the
             ---------------------
     Purchaser an executed release from each of Giuliani Partners LLC and Richard Danzig in favor of the Purchaser and its Affiliates in form and substance acceptable to the Purchaser in its reasonable discretion.

         (n) Stipulated Judgment.  The Seller shall have satisfied in full its
             -------------------
     obligations  under  Section  III and  Section  VIII of the  Stipulated
     Judgment.

         (o) Lock-Up Agreement.  The Seller and each Shareholder shall have
             -----------------
     executed and delivered such Seller's and Shareholder's duly executed counterpart to the lock-up agreement in the form attached to this Agreement as Exhibit I.

         (p) Escrow Agreement. Purchaser, Seller, Shareholders, and the Escrow Agent shall have entered into the Escrow Agreement.

     6.2 Conditions Precedent to the Seller's Obligations. The Seller's obligation to consummate the Transactions is subject to the satisfaction of, or waiver in writing by the Seller of, prior to or at the Closing, each and every of the following conditions precedent:

         (a) Representations and Warranties.  Each of the representations and
             ------------------------------
     warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of the Closing Date with the same force as though such representations and warranties had been made on and as of the Closing Date. The Purchaser shall execute and deliver to the Seller a certificate dated as of the Closing Date, certifying that all of its representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Closing Date as though such representations and warranties had been made on and as of the Closing Date.

         (b) Compliance with Covenants and Conditions.  The Purchaser shall have
             ----------------------------------------
     performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or satisfied by the Purchaser at or prior to the Closing Date. The Purchaser shall execute and deliver to the Seller a certificate dated as of the Closing Date, certifying the Purchaser has fully performed and complied in all material respects with all the duties, obligations and conditions required by this Agreement to be performed and complied with by it at or prior to the Closing Date.

         (c) Delivery of Documents.  The Purchaser shall have executed and
             ---------------------
     delivered to the Shareholders all Contracts, documents, certificates, instruments and items required to be delivered by it at or prior to the actual Closing pursuant to this Agreement including, without limitation, those set forth in Section 7.2.

         (d) Secretary's Certificate.  The Purchaser shall have delivered to the
             -----------------------
     Seller a certificate or certificates dated as of the Closing Date and signed on its behalf by its

     Secretary to the effect that (i)(A) the copy of the Purchaser's articles or certificate of incorporation attached to the certificate is true, correct and complete, (B) no amendment to such articles or certificate of incorporation has occurred since the date of the last amendment annexed (such date to be specified), (C) a true and correct copy of the Purchaser's bylaws as in effect on the date thereof and at all times since the adoption of the resolution referred to in (D) is annexed to such certificate, (D) the resolutions by the Purchaser's board of directors and, if required, shareholders authorizing the actions taken in connection with the purchase of the Purchased Assets including, without limitation, the execution, delivery and performance of this Agreement were duly adopted and continue in force and effect (a copy of such resolutions to be annexed to such certificate) and (ii) setting forth the specimen signatures on such certificate or certificates of the incumbent officers of the Purchaser executing this Agreement and any of the other Transaction Documents on behalf of the Purchaser as their genuine signatures.

                                    ARTICLE 7
                                     CLOSING

     7.1 Closing.  Subject to the  satisfaction  of the  conditions set forth in
Article 6 of this Agreement, the consummation of the Transactions (the "Closing") shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, Counsel to the Seller and Shareholders, at 515 South Flower Street, Twenty-Fifth Floor, Los Angeles, CA 90071, commencing at 10:00 A.M. on March 7, 2005. If all of the conditions precedent set forth in Article 6 of this Agreement shall not have been satisfied on or prior to such time, then the party whose conditions have not been satisfied may, at its option, extend the date on which the Closing is to take place for such reasonable periods as are necessary to satisfy such conditions, but in no event beyond March 31, 2005.

     7.2 Obligations of Purchaser. On the Closing Date, the Purchaser shall deliver to the Seller (and execute, as applicable), the following items and documents:

         (a) Purchase Price.
             --------------

               (i) The aggregate amount to be paid at the Closing in accordance with Section 2.5;
               -----------

               (ii) DFC's written instructions to American Stock Transfer & Trust Co. to deliver certificates representing the Stock Consideration to the Sellers;

               (iii) The amount of $26,250, which amount represents one-half of the fees and expenses incurred by the Seller in connection with the audit and preparation of the Financial Statements,to the account designated by the Seller.

         (b) Documents. Each of the Transaction Documents to which it is a
             ---------
     party; and

          (c) Other.  All such  documents,  certificates  and instruments as are
              -----
     required to be provided by the Purchaser at the Closing.

     7.3 Obligations of the Sellers and the Shareholders. On the Closing Date, the Seller and the Shareholders, as applicable, shall deliver to the Purchaser (and execute, as applicable), the following items and documents:

          (a)  Documents.  The Seller and the  Shareholders  shall  execute  and
               ---------
     deliver each of the Transaction Documents to which it, he or she is contemplated to be a party; and

         (b) Other.  All such endorsements, assignments and other instruments of
             -----
     transfer and conveyance including, without limitation, waivers or consents of lessors and other third Persons, and estoppels, releases, satisfactions, termination statements from secured parties, certificates and instruments, all as are required to be provided by the Seller and the Shareholders, as applicable at the Closing.

                                    ARTICLE 8
                                    SURVIVAL

     8.1 Survival of Representations and Warranties. Subject to the last two (2) sentences of this Section 8.1, the respective rights of the Purchaser Indemnified Parties and the Seller Indemnified Parties to assert any indemnification claims with respect to any breach of any of the representations and warranties of the Seller and the Shareholders on the one hand, and the Purchaser on the other hand, contained in this Agreement and in any certificate, document or instrument delivered at the Closing with respect thereto shall survive the Closing until 5:00 P.M., local Philadelphia, Pennsylvania time, on the second anniversary of the Closing Date, except that the right of the Purchaser Indemnified Parties to assert indemnification claims with respect to any breach of any of the representations and warranties set forth in any of
Section 3.6, Section 3.9, Section 3.20, and Section 3.26 shall survive until the date which is ninety (90) days after the date on which the statute of limitations applicable to the subject matter addressed thereunder expires. Any right to assert any indemnification claims with respect to any breach of any representation or warranty that would otherwise terminate in accordance with this Section 8.1 will continue to survive if an Indemnity Notice or a Claim Notice (as applicable) shall have been given on or prior to the date on which such representation or warranty would have otherwise terminated, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article 9. The right of any party to assert any indemnification claim with respect to any representation or warranty contained in this Agreement or in any certificate, document or instrument delivered at the Closing with respect thereto made by any party fraudulently or with intent to defraud or mislead or recklessly or with gross negligence shall indefinitely survive the Closing.

                                    ARTICLE 9
                                 INDEMNIFICATION

     9.1 Seller's and Shareholders' Indemnification. From and after the Closing Date, the Seller and each Shareholder shall, jointly and severally, indemnify and hold harmless the Purchaser and any of the Purchaser's Affiliates, and each Person who controls (within the meaning of the Securities Act) the Purchaser or any such Affiliate, and each of their respective directors, officers, employees and agents and the successors and assigns and executors and estates of any of the foregoing (collectively, the "Purchaser Indemnified Parties"), from and
                                       56
against all Indemnifiable Losses that may imposed upon, incurred by or asserted against any of them resulting from, related to, or arising out of:

         (a) any misrepresentation or breach of any warranty by the Seller or any Shareholder contained in this Agreement or any document, instrument, or certificate delivered by the Seller or any Shareholder to the Purchaser at the Closing with respect thereto;

         (b) any breach or non-fulfillment of any covenant or agreement to be performed by the Seller or any Shareholder under this Agreement;

         (c) any and all Liabilities, other than the Assumed Liabilities, arising out of or relating to the conduct of the Business prior to the Closing;

         (d) any and all Retained Liabilities;

         (e) any non-compliance with applicable Requirements of Law relating to bulk sales, bulk transfers and the like or to fraudulent conveyances, fraudulent transfers, preferential transfers and the like;

         (f) any action, claim or demand by any holder of the Seller's securities, whether debt or equity, or any securities which are convertible into, or exercisable or exchangeable for, any of the Seller's debt or equity securities, in such holder's capacity as such, whether now existing or hereafter arising or incurred;

         (g) any non-compliance with the Worker Adjustment and Retraining Act, 29 U.S.C. ss.2101, any similar Requirement of Law; and

         (h) any Third Party Claim or Order arising out of any of the foregoing.

     9.2 Purchaser's Indemnification. From and after the Closing Date, the Purchaser shall indemnify and hold harmless the Seller and the Shareholders and each of their respective directors, officers, employees and agents and the successors and assigns and executors and estates of any of the foregoing
(collectively, the "Seller Indemnified Parties"), from and against all Indemnifiable Losses imposed upon, incurred by or asserted against, the Sellers or the Shareholders resulting from, related to, or arising out of:

         (a) any misrepresentation or breach of any warranty by the Purchaser under this Agreement or any document, instrument, or certificate delivered by the Purchaser to the Sellers or the Shareholders at the Closing with respect thereto;

         (b) any breach or non-fulfillment of any covenant or agreement to be performed by the Purchaser under this Agreement;

         (c) any and all of the Assumed Liabilities; and

         (d) any Third Party Claim or Order arising out any of the foregoing.

     9.3 Special Indemnity. In addition and without limitation to any Purchaser Indemnified Parties' rights under Section 9.1, the Seller and each Shareholder shall, jointly and severally, indemnify and hold harmless the Purchaser Indemnified Parties from and against all Indemnifiable Losses that may be imposed upon, incurred by or asserted against any of them resulting from, related to, or arising out of any misrepresentation or breach of any warranty contained in any of Section 3.7, Section 3.19 or Section 3.28. The determination of whether an Indemnifiable Loss has been suffered or sustained by any Purchaser Indemnified Party with respect to the representations and warranties contained in Section 3.28(i) and Section 3.28(n) shall be made without giving effect to any disclosure made in Schedule 3.28(i) or Schedule 3.28(n), respectively.

     9.4 Payment; Procedure for Indemnification.
         --------------------------------------

         (a)  In  the  event  that  any  Indemnified   Party  shall  suffer  an
     Indemnifiable Loss that does not involve any Third Party Claim, such Indemnified Party shall give written notice to the party from whom indemnification under this Article 9 is sought (the "Indemnifying Party") of the amount of the Indemnifiable Loss (the "Indemnity Notice"). The failure of any Indemnified Party to give the Indemnifying Party the Indemnity Notice shall not release the Indemnifying Party of liability under this Article 9; provided, however that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Indemnity Notice. Within thirty (30) days after the receipt by the Indemnifying Party of the Indemnity Notice, the Indemnifying Party shall either (i) pay to the Indemnified Party an amount equal to the Indemnifiable Loss or (ii) object to such claim, in which case the Indemnifying Party shall give written notice to the Indemnified Party of such objection together with the reasons therefor, it being understood that the failure of the Indemnifying Party to so object shall preclude the Indemnifying Party from asserting any claim, defense or counterclaim relating to the Indemnifying Party's failure to pay any Indemnifiable Loss. The Indemnifying Party's objection shall not relieve the Indemnifying Party from its obligations under this Article 9.

         (b)  In  the   event  the   facts   giving   rise  to  the  claim  for
     indemnification under this Article 9 shall involve any claim or demand by any third party against the Indemnified Party (a "Third Party Claim"), the Indemnified Party, within the earlier of, as applicable, ten (10) days after receiving a written notice of the commencement of a Legal Proceeding or sixty (60) days after receiving notice of the existence of a Third Party Claim giving rise to the claim for indemnification, shall send written notice of such claim to the Indemnifying Party (the "Claim Notice"). The failure of the Indemnified Party to give the Indemnifying Party the Claim Notice shall not release the Indemnifying Party of liability under this
     Article 9; provided, however, that the Indemnifying Party shall not be liable for Indemnifiable Losses incurred by the Indemnified Party that would not have been incurred but for the delay in the delivery of, or the failure to deliver, the Claim Notice. Except as otherwise provided in this
     Section 9.4(b), the Indemnifying Party shall be entitled to defend such Third Party Claim in the name of the Indemnified Party at the Indemnifying Party's own expense and through counsel which is reasonably satisfactory to the Indemnified Party; provided, that if the applicable Third Party Claim is against, or if the defendants in any such Third Party Claim shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party reasonably concludes that there are defenses available to it that are different or additional to those available to the Indemnifying Party or if the
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
     interests of the Indemnified Party may be reasonably deemed to conflict with those of the Indemnifying Party, then the Indemnified Party shall have the right to select separate counsel and to assume and control the defense of such Third Party Claim with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred. The Indemnifying Party shall give the Indemnified Party notice in writing within ten (10) days after receiving the Claim Notice from the Indemnified Party in the event of litigation, or otherwise within thirty (30) days, of its intent to defend such Third Party Claim. Notwithstanding the foregoing, if the Third Party Claim (i) seeks an injunction, specific performance or other equitable relief against the Indemnified Party or (ii) involves or potentially involves criminal proceedings against the Indemnified Party, then the Indemnified Party shall have the sole right to control the defense thereof through counsel of the Indemnified Party's choosing with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred. In addition, if any Indemnified Party is a Purchaser Indemnified Party and the Third Party Claim involves the Purchaser's or any of its Affiliates' respective customers, franchises, suppliers, employees, agents or independent contractors, then the Purchaser or any of the Purchaser's Affiliates shall have the sole right to control the defense thereof through counsel of the Purchaser's or such Affiliate's choosing with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the Indemnifying Party as incurred. Whenever the Indemnifying Party is entitled to defend any Third Party Claim under this Section 9.4(b), the Indemnified Party may elect, by notice in writing to the Indemnifying Party, to continue to participate through its own counsel, at its expense, but the Indemnifying Party shall have the right to control the defense of the Third Party Claim.

         (c) Notwithstanding any other provision contained in this Agreement, in no event shall either the Indemnified Party or Indemnifying Party admit any liability with respect to any Third Party Claim or settle or compromise any Third Party Claim without the prior written consent of the other party; provided, that if the Indemnified Party shall have negotiated a settlement of any Third Party Claim, which proposed settlement contains terms that are reasonable under the circumstances, then the Indemnifying Party shall not withhold or delay the giving of such consent. In the event that the Indemnifying Party shall have negotiated a settlement of any Third Party Claim, which proposed settlement is substantively final and unconditional as to the parties thereto (other than the consent of the Indemnified Party required under this Section 9.4(c)) and contains an unconditional release of the Indemnified Party and does not require the Indemnified Party to pay or guaranty the payment of any amounts or include the taking of any actions by, or the imposition of any restrictions on the part of, the Indemnified Party and the Indemnified Party shall refuse to consent to such settlement, the liability of the Indemnifying Party under this Article 9, upon the ultimate disposition of such Third Party Claim, shall be limited to the amount of the proposed settlement; provided, however, that in the event the proposed settlement shall require that the Indemnified Party make an admission of liability, a confession of judgment, or shall contain any other obligation which, in the reasonable judgment of the Indemnified Party, renders such settlement unacceptable, then the Indemnified Party's failure to consent shall not give rise to the foregoing limitation of the Indemnifying Party's liability as provided for in this Section 9.4(c), and the Indemnifying Party shall continue to be liable to the full extent of such Third Party Claim.

     9.5 Limitations on Indemnification Obligations.
         ------------------------------------------

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
         (a)  The   Seller's   and  the   Shareholders'   obligation   to  make
     indemnification payments to the Purchaser Indemnified Parties on account of Indemnifiable Losses claimed under Section 9.1(a) shall not arise until the aggregate amount of all Indemnifiable Losses claimed under Section 9.1(a) exceeds One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"). Once the aggregate amount of Indemnifiable Losses claimed by the Purchaser Indemnified Parties under Section 9.1(a) exceeds the Threshold Amount, the Purchaser Indemnified Parties shall then be entitled to recover all such Indemnifiable Losses, except those Indemnifiable Losses that were used to reach the Threshold Amount. The foregoing Threshold Amount limitation shall not apply to, and the determination of whether the Threshold Amount has been reached shall not include, any Indemnifiable Losses which (i) relate to a breach by the Seller and the Shareholders of any of the representations and warranties contained in any of Section 3.6, Section 3.9, Section 3.20 and Section 3.26, or (ii) arise from any misrepresentation or breach of warranty made fraudulently or with intent to defraud or mislead or recklessly or with gross negligence.

         (b) The Purchaser's obligation to make indemnification payments to the Seller Indemnified Parties on account of Indemnifiable Losses claimed under
     Section 9.2(a) shall not arise until the aggregate amount of all Indemnifiable Losses claimed under Section 9.2(a) exceeds the Threshold Amount. Once the aggregate amount of Indemnifiable Losses claimed by the Seller Indemnified Parties as a result of the events and circumstances described in Section 9.2(a) exceeds the Threshold Amount, then the Seller Indemnified Parties shall then be entitled to recover all such Indemnifiable Losses, except those Indemnifiable Losses that were used to reach the Threshold Amount. The foregoing Threshold Amount limitation shall not apply to, and the determination of whether the Threshold Amount has been reached shall not include, any Indemnifiable Losses arising from any misrepresentation or breach of warranty made fraudulently or with intent to defraud or mislead or recklessly or with gross negligence.

         (c) The Seller's and the Shareholders' aggregate obligation to make indemnification payments to the Purchaser Indemnified Parties on account of Indemnifiable Losses claimed under Section 9.1(a) shall not exceed an amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Cap"). The foregoing Cap limitation shall not apply to, and the determination of whether the Cap has been reached shall not include, any Indemnifiable Losses which (i) relate to a breach by the Seller and the Shareholders of any of the representations and warranties contained in any of Section 3.6, Section 3.9, Section 3.20 and Section 3.26 or (ii) arise from any misrepresentation or breach of warranty made fraudulently or with intent to defraud or mislead or recklessly or with gross negligence. In addition, the foregoing Cap limitation shall not apply to, and the determination of whether the Cap has been reached shall not include, any Indemnifiable Losses which are due under Section 9.3 and satisfied by a payment from the Escrow Amount.

         (d) The Purchaser's aggregate obligation to make indemnification payments to the Seller Indemnified Parties on account of Indemnifiable Losses claimed under Section 9.2(a) shall not exceed an amount equal to the Cap. The foregoing Cap limitation shall not apply to, and the determination of whether the Threshold Amount has been reached shall not include, any Indemnifiable Losses arising from any misrepresentation or breach of warranty made fraudulently or with intent to defraud or mislead or recklessly or with gross negligence.

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
     9.6 Set-Off. Should any one or more claims by any of the Purchaser Indemnified Parties be or have been made at any time any amount is payable to the Seller under the Escrow Agreement or this Agreement including, without limitation, amounts, if any, due under Section 2.8 in respect of Contingent Consideration and amounts, if any, under Section 9.2, the payment of such amount shall be deferred and such amount shall not be paid unless and until all such claims have been finally resolved. Any Indemnifiable Losses including, without limitation, any such Indemnifiable Losses in relation to any such claim, that have not been paid to the Purchaser Indemnified Party to which it is due shall reduce and offset (a) any right of the Seller to receive any disbursement under the Escrow Agreement, and the amount of such reduction shall be paid to the Purchaser, and (b) any amount payable to the Seller under this Agreement, in each case, without regard to whether the time periods set forth in Section 8.1 have expired or the limitations set forth in Section 9.5(c) have been reached. Any amounts payable to the Seller under the Escrow Agreement or this Agreement that has been so deferred and not paid after any such reduction and offset under this Section 9.6 shall be promptly paid by the Purchaser or the Escrow Agent, as applicable, to the Seller.

     9.7 Other Rights and Remedies Unaffected. The indemnification rights of the parties under this Article 9 are independent of and in addition to such rights and remedies as the parties may have under this Agreement, at law or in equity or otherwise, all of which shall be cumulative.

                                   ARTICLE 10
                            TERMINATION AND REMEDIES

     10.1  Termination.  This Agreement may be terminated,  and the Transactions
           -----------
may be abandoned:

         (a) at any time before the Closing, by the mutual written agreement among the Seller, the Shareholders and the Purchaser;

         (b) at any time  before the  Closing,  by the  Purchaser  pursuant  to
     Section   5.3(a),   or  if  any  of  the  Seller's  or  the   Shareholders'
     representations or warranties contained in this Agreement were untrue or incorrect when made or become untrue or incorrect;

         (c) at any time before the Closing, by the Seller if any of the Purchaser's representations or warranties contained in this Agreement were untrue or incorrect when made or become untrue or incorrect;

         (d) at any time before the Closing, by the Seller and the Shareholders on the one hand, or by the Purchaser, on the other hand, upon any material breach by other(s) of such other party's covenants or agreements contained in this Agreement and the failure of such other party to cure such breach, if curable, within fifteen (15) days after written notice thereof is given by the non-breaching party to the breaching party; or

         (e) at any time after March 31, 2005, by the Seller and the Shareholders on the one hand, or by the Purchaser on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

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
     10.2 Effect of Termination.
          ---------------------

         (a) Subject to Section 10.2(b) of this Agreement, if this Agreement is
                        ---------------
     validly terminated pursuant to Section 10.1, then this Agreement shall forthwith become void, and, subject to such Section 10.2(b), there shall be no liability under this Agreement on the part of the Seller, the Shareholders or the Purchaser and all rights and obligations of each party to this Agreement shall cease; provided, that (i) the provisions with respect to expenses in Section 13.6 shall indefinitely survive any such termination, (ii) the provisions with respect to confidentiality of Section
     5.4 shall survive any such termination until it, by its own terms, is no longer operative; and (iii) this Section 10.2 shall indefinitely survive such termination.

         (b) If this Agreement is validly terminated as a result of a misrepresentation or a breach of any warranty made by any party to this Agreement or as a result of a material breach by a party of any of such party's covenants or agreements contained in this Agreement, or, if all conditions to the obligations of a party at Closing contained in Article 6 of this Agreement have been satisfied (or waived by the party entitled to waive such conditions) and such party does not proceed with the Closing, then any and all rights and remedies available to the non-breaching parties, whether under this Agreement, at law or in equity or otherwise shall be preserved and shall survive the termination of this Agreement.

                                   ARTICLE 11
                             POST-CLOSING COVENANTS

     11.1 Further Cooperation. From and after the Closing Date, each of the Seller and the Shareholders on the one hand, and the Purchaser on the other hand, shall assist and cooperate with the other party in effecting the orderly transfer of the Purchased Assets to the Purchaser. In addition, at the Seller's or the Shareholders' request, on the one hand, or the Purchaser's request, on the other hand, from time to time, the other party shall execute and deliver to the requesting party such further endorsements, assignments and instruments of transfer and conveyance and take such other actions as the Purchaser reasonably requests to transfer, vest or perfect the Purchaser's rights in and to the Purchased Assets free and clear of all Encumbrances and otherwise to accomplish the orderly transfer of the Purchased Assets to the Purchaser and to consummate the Transactions. In addition, the Seller and each Shareholder shall (i) provide or cause to be provided such written information with respect to themselves and
(ii) take or cause to be taken such actions, in each of the foregoing cases, as the Purchaser, or any auditor reasonably deems necessary to complete any audit of the Seller's financial statements. From and after the Closing, Seller shall cooperate with the Purchaser in the preparation of any filing with the Securities and Exchange Commission which may be required by Purchaser related to this Agreement and the Transactions, including without limitation, the filing of a current report on Form 8-K announcing the Closing, and any amendment to such current report thereto, and the filing of financial statements, in accordance with Regulation S-X of the Securities Exchange Act of 1934, as amended.

     11.2 Maintenance of Books and Records.
          --------------------------------

         (a) For a period of six (6) years after the Closing Date, the Purchaser shall maintain all Books and Records maintained by the Seller on or prior to the Closing Date and,

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
     subject to the execution of an agreement regarding the confidentiality and use thereof in form and substance reasonably satisfactory to the Purchaser, shall permit any or all of the Seller or the Shareholders or their respective representatives and agents access during normal business hours, at the Seller's or either of the Shareholder's sole cost and expense, to all such Books and Records, upon reasonable prior written notice by the Seller or the Shareholders, as applicable, and on terms not disruptive to the business, operation or employees of the Purchaser or any of the Purchaser's Affiliates to assist the Seller or the Shareholders, as applicable, in (i) completing any tax or regulatory filings or financial statements required to be made by the Seller after the Closing Date; (ii) complying with requests made of the Seller by any Taxing Authority or any Governmental or Regulatory Authority conducting an audit, investigation or inquiry relating to the Seller's activities during periods prior to the Closing Date or (iii) defending any Third Party Claim controlled by the Seller or any Shareholder pursuant to Section 9.4(b).

         (b) For a period of six (6) years after the Closing Date, the Seller shall, and Shareholders shall cause the Seller to, retain all Books and Records possessed or controlled or to be possessed or controlled by the Seller or either Shareholder that relate to the Business before the Closing Date, other than the Books and Records included as part of the Purchased Assets. The Seller shall, and the Shareholders shall and shall cause the Seller to, permit the Purchaser or its representatives and agents access during normal business hours, at the Purchaser's sole cost and expense, to all of such Books and Records upon reasonable prior written notice for any reasonable business purpose (including defending any Third Party Claim controlled by the Purchaser or any of the Purchaser's Affiliates pursuant to Section 9.4(b)), and on terms not disruptive to the business, operation or employees of the Seller.

     11.3 Use of Name. From and after the Closing Date, the Seller shall, and the Shareholders shall cause the Seller to: (i) sign such consents and take such other actions as the Purchaser shall reasonably request to permit the Purchaser to use the WTP Trademark and all variants thereof (the "Name"); (ii) cease to use the Name; and (iii) take all necessary action to change its corporate and trade names by March 11, 2005 to such name or names that are substantially different from and not confusingly similar to the Name.

     11.4 Discharge of Obligations. From and after the Closing Date, the Seller shall, and the Shareholders shall cause the Seller to, pay, perform, satisfy and discharge diligently, in accordance with past practice but not less than on a timely basis, all of the Seller's Liabilities (other than the Assumed Liabilities) including, without limitation, any Liabilities to employees, trade creditors and customers and all other Retained Liabilities.

     11.5 Receivables.
          -----------

         (a) If, at any time after the Closing Date, the Seller or the Shareholders shall receive any payments on account of any of the Accounts Receivable or other rights to payment constituting a part of the Purchased Assets, then the Seller or the Shareholders, as applicable, shall hold such funds in trust for, and shall promptly remit (and the Shareholders shall cause the Seller to remit promptly) such funds to the Purchaser immediately upon receipt thereof. The Seller hereby, effective from and after the Closing Date, authorizes and grants to the Purchaser (acting through any one or more of the Purchaser's authorized representatives or agents) a power of attorney to endorse the Seller's name on any check or any other remittances
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
     received by the Purchaser on account of the Accounts Receivable. The foregoing power of attorney is coupled with an interest and is irrevocable.

         (b) If, at any time after the Closing Date, the Purchaser shall receive any payments on account of any of the Pre-March Processing
     Receivables, then the Purchaser shall hold such funds in trust for, and shall promptly remit such funds to the Seller immediately upon receipt thereof.

     11.6 No Distributions to Shareholders. The Seller shall not make any distributions to any of its shareholders if the Seller is, or as a result thereof would be, (a) insolvent as defined in any Requirements of Law pertaining to bankruptcy, insolvency or creditors' rights generally including, without limitation, the Bankruptcy Code of 1978, 11 U.S.C. ss.101, et seq., as amended, the Uniform Fraudulent Transfer Act as enacted in the State of California, as amended, or (b) likely to be unable to meet the Seller's obligations and liabilities (except those whose payment is either validly assumed by either Shareholder or otherwise adequately provided for) as they mature.

                                   ARTICLE 12
                       TAXES RELATING TO PURCHASED ASSETS

     The Seller shall, and the Shareholders shall cause the Seller to pay, and the Seller and the Shareholders shall jointly and severally indemnify and hold harmless the Purchaser from and against all Transfer Taxes. All Taxes on the ownership or use of the Purchased Assets (specifically excluding Taxes measured by the net income of any party) that accrue on or prior to the Closing Date shall be paid by the Seller, and all such Taxes that accrue after the Closing Date shall be paid by the Purchaser; provided, that all such Taxes shall be prorated to the Closing Date.

                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1 Notices. All notices required to be given to any of the parties to this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section 13.1, for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, with proper postage prepaid, or any national overnight delivery service, with proper charges prepaid, to such party at its address set forth below:

   If to the Seller (before   We the People Forms and Service Centers, USA, Inc.
   the Closing Date):         1501 State Street
                              Santa Barbara, California 93101
                              Attention: Ira Distenfield
                              Facsimile: 805.962.9602

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
   If to the Seller (after    c/o Ira Distenfield
   the Closing Date):         940 Via Tranquila
                              Santa Barbara, California 93101
                              Facsimile: 805.962.9602

   In each case, with a copy  Paul, Hastings, Janofsky & Walker LLP
   to:                        515 South Flower Street
                              Twenty-Fifth Floor
                              Los Angeles, California 90071
                              Attention: Michael Lindsey, Esquire
                              Facsimile: 213.627.0705

   If to the Shareholders:    Ira Distenfield/ Linda Distenfield (as applicable)
                              940 Via Tranquila
                              Santa Barbara, California 93101
                              Facsimile: 805.962.9602

   With a copy to:            Paul, Hastings, Janofsky & Walker LLP
                              515 South Flower Street
                              Twenty-Fifth Floor
                              Los Angeles, California 90071
                              Attention: Michael Lindsey, Esquire
                              Facsimile: 213.627.0705

   If to the Purchaser        c/o Dollar Financial Corp.
   or the Guarantor:          1436 Lancaster Ave., Suite 300
                              Berwyn, Pennsylvania 19312
                              Attention: President
                              Facsimile: 610.296.0991

   With a copy to:            Pepper Hamilton LLP
                              400 Berwyn Park
                              899 Cassatt Road
                              Berwyn, Pennsylvania 19312-1183
                              Attention: James D. Rosener, Esquire
                              Facsimile: 610.640.7835

Such notice shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service, or three (3) business days after the date mailed if mailed by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

     13.2 Risk of Loss. The risk of loss for the Purchased Assets shall rest with the Seller until the Closing. If before the Closing, all or any of the Purchased Assets shall be damaged or destroyed by fire or other casualty, then the Seller and the Shareholders shall notify
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
the Purchaser promptly thereof. In the event of the damage or destruction of any of the Purchased Assets, the Seller shall and the Shareholders shall cause the Seller to, repair or restore such Purchased Assets before the Closing Date at no cost or expense to the Purchaser. If any of the Purchased Assets are so damaged or destroyed and cannot be repaired or restored before the Closing Date then the Purchaser shall have the right and option either to terminate this Agreement or to elect nevertheless to proceed to Closing. If the Purchaser elects to proceed to Closing, then (i) at the Closing, the Seller shall sell the Purchased Assets to the Purchaser, as so damaged or destroyed and shall assign to the Purchaser all of the Seller's rights to all damages or insurance proceeds theretofore paid to the Seller or thereafter payable to the Seller by reason of such damage or destruction and (ii) from and after the Closing, the Purchaser shall have the sole right and option, to negotiate for, claim, contest and receive all damages and all insurance proceeds on account of such damage or destruction. To the extent that any damages, insurance proceeds or awards are not available or sufficient to cover any such damage or destruction, the Cash Consideration shall be reduced at the Closing to reflect such damage or destruction.

     13.3 Guaranty. The Guarantor hereby guarantees all obligations, warranties and representations of the Purchaser (collectively, "Guaranteed Obligations") set forth in this Agreement or any other Transaction Document. In the event of a default in the performance of any Guaranteed Obligation, the Seller, in its sole discretion, shall have the right to proceed first and directly against the Guarantor without proceeding against the Purchaser or exhausting any other remedies which it may have. The Guarantor hereby expressly waives: (a) notice of acceptance of the guaranty set forth in this Section 13.3; (b) notice of the existence or creation of all or any of the Guaranteed Obligations; and (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever. The Guarantor further waives any defense arising by reason of the Purchaser's disability, the Purchaser's lack of corporate authority or power, or the Purchaser's bankruptcy or insolvency. Except as expressly provided in clauses (a) through (c), inclusive, of the next preceding sentence, the Guarantor's obligations under this Section 13.3 shall be subject to all rights, claims, counterclaims, causes of action, defenses and remedies to which the Guarantor or the Purchaser may be entitled.

     13.4 No Third Party Beneficiaries. Except for the indemnification rights of the Purchaser Indemnified Parties and the Seller Indemnified Parties pursuant to
Article 9 of this Agreement, this Agreement is not intended to, and does not, create any rights in or confer any benefits upon anyone other than the parties hereto.

     13.5 Schedules.  All schedules  attached to this Agreement are incorporated
          ---------
by reference into this Agreement for all purposes.

     13.6  Expenses.  Except as expressly  provided in the last sentence of this
Section 13.6, the parties to this Agreement shall pay their own expenses incident to the preparation, negotiation and execution of this Agreement including, without limitation, all fees and costs and expenses of their respective accountants and legal counsel. Notwithstanding the foregoing, the Purchaser shall pay to Seller, at the Closing, 50% of the costs of the audit of the Seller's Financial Statements (the "Audit Expenses").

     13.7 Further  Assurances.  Any or all of the Seller or the  Shareholders on
          -------------------
the one hand,and the Purchaser on the other hand, shall, at their own respective expense, from time

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
to time upon the request of the other party, execute and deliver, or cause to be executed and delivered, at such times as may reasonably be requested by such other party, such other documents, certificates and instruments and take such actions as such other party deem reasonably necessary to consummate more fully the Transactions.

     13.8 Bulk Sales Waiver.  Subject to the provisions of Section  9.1(e),  the
          -----------------                                ---------------
parties hereby waive compliance with any applicable bulk sale laws in connection with the Transactions.

     13.9 Entire Agreement; Amendment. This Agreement and any other documents, instruments or other writings delivered or to be delivered pursuant to this Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings, and negotiations, whether written or oral, with respect to the subject matter of this Agreement. None of the terms and provisions contained in this Agreement can be changed without a writing signed by all parties hereto.

     13.10 Section and Paragraph  Titles.  The section and paragraph titles used
           -----------------------------
in this Agreement are for convenience only and are not intended to define or limit the contents or substance of any such section or paragraph.

     13.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties to this Agreement and their respective heirs, personal representatives, and successors and permitted assigns. Neither the Seller, the Shareholders nor the Purchaser shall have the right to assign this Agreement without the prior written consent of the others, provided, that (a) the Purchaser may assign any or all of its rights and interests under this Agreement to one or more of the Purchaser's Affiliates and (b) any or all of the rights and interests of the Purchaser under this Agreement (i) may be assigned to any purchaser of all or substantially all of the assets of the Purchaser and any of the Purchaser's Affiliates, (ii) may be assigned to any purchaser of all or substantially all of the Purchased Assets or the business acquired by the Purchaser to this Agreement, (iii) may be assigned as a matter of law to the surviving entity in any merger, consolidation, share exchange or reorganization involving the Purchaser, and (iv) may be assigned as collateral security to any lender or lenders (including any agent for any such lender or lenders) of the Purchaser or any of its Affiliates or to any assignee or assignees of such lender, lenders or agent.

     13.12 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

     13.13 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provision, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     13.14  Governing Law. This Agreement  shall be governed and construed as to
            -------------
its validity, interpretation and effect by the laws of the State of California notwithstanding the choice of law rules of California or any other jurisdiction.

     13.15 Jury Trial Waiver. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY LITIGATION ARISING UNDER THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH OR RELATING TO ANY OF THE TRANSACTIONS.


                            [Signature Page Follows]

                                                               Execution Version

     IN WITNESS WHEREOF, the Shareholders, the Purchaser, the Seller and the Guarantor have caused this Agreement to be duly executed as of the date first written above.


                                 WE THE PEOPLE FORMS AND SERVICE
                                 CENTERS USA, INC.


                                 By: /s/ Ira Distenfield
                                    ----------------------------------

                                 Name:  Ira Distenfield
                                       -------------------------------

                                 Title:CEO
                                       -------------------------------


                                 /s/  Ira Distenfield
                                     ---------------------------------
                                 Ira Distenfield, Individually

                                 /s/ Linda Distenfield
                                     ---------------------------------
                                 Linda Distenfield, Individually


                                 WTP ACQUISITION CORP.


                                 By: /s/ Donald F. Gayhardt
                                    ----------------------------------

                                 Name:  Donald F. Gayhardt
                                       -------------------------------

                                 Title:President
                                       -------------------------------


                                 DOLLAR FINANCIAL GROUP, INC.,
                                 solely for purposes of Section 13.3



                                 By: /s/ Donald F. Gayhardt
                                    ----------------------------------

                                 Name: Donald F. Gayhardt
                                      --------------------------------

                                 Title:President
                                       -------------------------------


                  [Signature Page to Asset Purchase Agreement]